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Exhibit 10.23

AGREEMENT FOR PURCHASE
AND SALE OF REAL ESTATE

        THIS AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE (this "Agreement"), dated as of January 21, 2005 (for reference purposes only), is entered into by and between SAMSONITE Corporation, a Delaware corporation ("Seller"), and PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company or assignee or affiliate ("Purchaser").

WITNESSETH:

        WHEREAS, Seller owns the land and buildings in Denver, Colorado consisting of approximately one hundred (100) acres located at 11200 East 45th Avenue, Denver, Colorado (collectively, the "Property" and "Retained Parcel", as hereinafter defined) the legal description of which is described in Exhibit A, attached hereto and made a part hereof, together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Property and any easements and appurtenances pertaining to the Property; and

        WHEREAS, Purchaser, at its sole expense will undertake parcelization of the Property and the Retained Parcel through the City of Denver to create two parcels; i.e., an approximate eleven (11) acre parcel ("Retained Parcel") and the balance of approximately eighty-nine (89) acres being hereinafter referred to as the "Property", and

        WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser all of Seller's right, title and interest in and to the Property on the terms and conditions set forth below and Seller will concurrently lease back from Purchaser approximately three hundred twenty-one thousand three hundred sixty-two (321,362) square feet of buildings, and those portions of land around the buildings, all as set forth and depicted on the attached Exhibit B.

        NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

        When used herein the following terms shall have the respective meanings set forth opposite each such term:

        Affiliate: A corporation, partnership, trust, limited liability company or other legal entity 51% of the interest in which is directly or indirectly owned by Purchaser or by its Member.

        Agreement:    This Agreement for Purchase and Sale of Real Estate.

        Business Days:    as defined in Section 16.16 hereof.

        City:    Denver, Colorado.

        Closing:    is the Initial Closing and the Second Closing, as applicable.

        Contamination:    as defined in Section 6.1.

        County:    Denver, Colorado.

        Due Diligence Materials:    as defined in Section 9.1.

        Earnest Money Deposit:    as defined in Section 8.2 hereof.

        Effective Date:    as defined in Section 16.18 hereof.

        Environmental Laws:    all statutes specifically described in the definition of "Hazardous Materials" and all other federal, state or local laws, regulations or orders relating to or imposing liability or standards of conduct concerning any Hazardous Material.

        Escrow:    as defined in Section 12.5 hereof.

        Hazardous Materials:    any hazardous, toxic or dangerous substance, material, waste, gas or particulate matter which is defined as such for purposes of regulation by any local government authority, the State of Colorado, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any provision of Colorado law, (ii) petroleum, (iii) asbestos, (iv) polychlorinated biphenyl, (v) radioactive material, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sec. 1251 et seq. (33 U.S.C. Sec. 1317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq. (42 U.S.C. Sec. 6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601 et seq. (42 U.S.C. Sec. 9601).

        Initial Closing:    as defined in Section 12.3 hereof.

        Initial Closing Date:    as defined in Section 12.3 hereof.

        Lease:    as defined in Section 3.1 hereof.

        Net Proceeds:    as defined in Section 7.2.

        No Further Action Letter ("NFA"):    as defined in Section 5.1.

        Permitted Exceptions:    as defined in Section 10.2 hereof.

        Property:    as defined in the Recitals to this Agreement.

        Purchase Price:    as defined in Section 8.1 hereof.

        Purchaser:    as defined in the Preamble to this Agreement.

        Removable Liens:    as defined in Section 10.4 hereof.

        Retained Parcel:    as defined in the Recitals.

        Review Period:    as defined in Article 9 hereof.

        Second Closing:    as defined in Section 12.2.

        Seller:    as defined in the Preamble to this Agreement.

        Survey:    as defined in Section 10.1 hereof.

        Taxes:    real estate taxes, current installments of regular assessments, special assessments, sewer charges, and any similar taxes and charges imposed in respect of the Property.

        Title Report:    as defined in Section 10.1 hereof.

        Title Insurer:    Land Title Guarantee Company or such other reputable title insurance company as the parties may select.

        Title Policy:    as defined in Section 10.3 hereof.

ARTICLE 2
AGREEMENT TO PURCHASE AND SELL

        2.1   Purchaser agrees to purchase "As Is" except as may otherwise be provided for herein, and Seller agrees to sell, the Property at the Purchase Price and on the terms set forth herein. In furtherance thereof Seller agrees to convey to Purchaser insurable, good and marketable fee simple title to the Property by a special warranty deed in accordance with Article 12 below.

        2.2   No personal property is included in this sale. Seller shall remove from the Property prior to the applicable Closing (unless otherwise provided for herein) all of Seller's personal property. To the extent Seller shall fail to remove its personal property from the Property it shall be deemed abandoned by Seller and Purchaser may remove and dispose of it as Purchaser sees fit, all at Seller's expense, without liability or obligation to Seller for such removal or disposal. The obligation of Seller to reimburse Purchaser shall survive the Closing.

ARTICLE 3
LEASE

        3.1   Purchaser agrees to lease to Seller, and Seller agrees to lease from Purchaser that portion of the Property reflected on Exhibit B attached and incorporated herein by reference. The leases for each of the three properties shall be in the form of Exhibit C attached and incorporated herein by reference ("Leases"). There shall be a separate lease for each of the corporate office building, warehouse, and retail outlet, and unless otherwise mutually agreed to by Seller and Purchaser, each lease shall be cross-defaulted with the other leases.

        3.2   The rent for the respective leases shall be (i) corporate office building $75,208.00 per month initial term and $40,850.00 per month for any exercised extended term; (ii) warehouse $62,125.00 per month for the initial term and $33,744.00 per month for any exercised extended term; and (iii) retail outlet $10,578.00 per month for the initial term.

        3.3   The lease commencement date for each of the leases shall be the Initial Closing Date.

        3.4   During the Review Period, Purchaser and Seller shall define the common areas, the standards for maintenance and repair of the common areas and the allocation of charges between Purchaser and Seller for common area expenses. Common area expenses shall include, but not be limited to, shared utilities, repairs, insurance, bonds and assessments (if any), property taxes and property management. The agreed upon arrangement shall be reflected in the Leases, to be executed and delivered by Purchaser and Seller at the Initial Closing.

ARTICLE 4
RETAINED PARCEL

        4.1   Promptly after execution of this Agreement and as a condition to the Initial Closing, Purchaser, at its sole cost and expense, shall undertake, with the cooperation of Seller, through the City and County of Denver parcelization of the Retained Parcel from the Property, as depicted on Exhibit D attached hereto and incorporated herein by reference, (utilizing, if possible, the administrative replatting or lot line adjustment process) so as to legally separate the area of contamination from the remainder of the Property". At Purchaser's sole cost and expense, Purchaser and Seller shall attempt to parcelize the Retained Parcel so as to segregate that portion of the Retained Parcel that is free of Contamination from the contaminated area, providing for the contaminated parcel to be as small a legal lot as possible under existing ordinances, but in a minimum size of not less than one (1) acre and with frontage on 47th Avenue. Thereafter, Purchaser shall have the right to purchase any or all of the parcels which are the subject of the Retained Parcel for the price of Ten Dollars ($10.00) for each parcel, as evidenced by the Option to Purchase Real Estate as executed by the parties, which is attached hereto as Exhibit I and incorporated herein by reference.

        4.2   Seller shall be permitted use of the Retained Parcel without payment to Purchaser, after the Initial Closing. At the expiration of eighteen (18) months from the Initial Closing, Seller shall vacate the Retained Parcel. During the period after the Initial Closing, Purchaser shall be permitted access to remediate the Retained Parcel as provided herein. This Agreement shall constitute a license between Seller and Purchaser to allow Purchaser to enter the Retained Parcel for the purposes set forth herein.

ARTICLE 5
REMEDIATION

        5.1   After execution of the Agreement, Purchaser shall have the right to meet with appropriate governmental agencies to discuss remediation of the Retained Parcel. Seller shall be advised by Purchaser of all meetings concerning the remediation of the Retained Parcel and shall be permitted to attend such meetings and to discuss all findings and proposed remediation with the agencies responsible for the approval of the remediation plan and the issuance of a No Further Action Letter ("NFA").

        5.2   Seller shall promptly provide written approval for Purchaser to obtain permits (or other approvals as required by governmental authorities) and to perform off-site testing in roadways and easement areas as well as on-site testing for the presence of asbestos containing materials ("ACM's"), which approvals shall not be unreasonably withheld or unduly delayed.

        5.3   Upon the Initial Closing, or sooner, upon consent of Seller, which shall not be unreasonably withheld or unduly delayed, Purchaser shall undertake remediation of the Contamination on and under the Retained Parcel, including without limitation ground water contamination, in an effort to obtain an NFA from any necessary governmental agencies utilizing its best faith efforts, all at the cost and expense of Purchaser. At such time as an NFA is provided to Purchaser and Seller by all agencies having jurisdiction over the retained Parcel cleanup, Closing of the Retained Parcel purchase may occur as provided in paragraph 12.2 hereof, or sooner, at Purchaser's election. As part of the consideration for the initial Close of Escrow of the Property, Seller hereby grants to Purchaser the right to enter the Retained Parcel, by way of a legally enforceable license, lease and/or contract at Purchaser's option, but without interference to Seller or the tenants of the hardware plant, and undertake activity with regard to further development of the Retained Parcel and remediation of the Retained Parcel. Seller agrees to cooperate with Purchaser in Purchaser's efforts to remediate the Retained Parcel during the initial eighteen (18) month period after the Initial Closing while Seller is in possession of the Retained Parcel.

        5.4   Seller and Purchaser acknowledge that there are certain ACM's located on or in the Property, and the Retained Parcel, which may need to be remediated prior to development of the Property, and the Retained Parcel, by Purchaser. During the Review Period Purchaser's and Seller's consultants, working together, shall develop a comprehensive scope of work ("Scope") for remediation of the ACM's in accordance with all applicable local, state and federal laws, codes and regulations. Once the Scope is developed by the consultants and is reasonably acceptable to Seller and Purchaser, Purchaser shall promptly obtain at least three (3) bids from qualified and licensed contractors reasonably acceptable to Seller and Purchaser for the remediation of the ACM's. If at least three (3) bids have not been received by Purchaser as of the Initial Closing Date, Four Hundred Nineteen Thousand Dollars ($419,000.00) of the Purchase Price ("Remediation Deposit") shall be deposited by Seller with the Escrow until such time as Purchaser has received at least three (3) bids. Seller and Purchaser agree that the cost of the ACM remediation shall be determined by Purchaser selecting the lowest bid. If the lowest bid for the ACM remediation is Seven Hundred and Eighty One Thousand Dollars ($781,000.00), or less, Purchaser shall pay Seller the difference between Seven Hundred Eighty One

Thousand Dollars ($781,000.00) and the amount of the lowest bid for the ACM remediation, and the Remediation Deposit, plus any interest earned thereon, shall be immediately released to Seller. If the lowest bid for the ACM remediation is more than Seven Hundred and Eighty One Thousand Dollars ($781,000.00), then an amount equal to the difference between the lowest bid and Seven Hundred and Eighty One Thousand Dollars ($781,000.00), but in no event in an amount greater than the Remediation Deposit, shall be released to Purchaser as a credit against the Purchase Price and the balance of the Remediation Deposit, if any, together with any interest earned thereon, shall be released to Seller. Thereafter, Purchaser shall be responsible for all ACM remediation that may be required by local, state and federal law, codes and regulations.

ARTICLE 6
INDEMNIFICATION

        6.1   Purchaser agrees that after a full review of the information provided to it by Seller relating to the environmental condition of the Property, Purchaser will purchase the Property in its "As Is" environmental condition. Except to the extent otherwise provided in Section 6.2, Seller shall have no further obligation, liability or cost related to the environmental condition of the Property, including but not limited to, Hazardous Materials, Environmental Laws, and contamination of the Property. "Contamination" is the existence or presence in the soil, groundwater or other portions of the Property, the Retained Parcel or offsite properties, of Hazardous Materials.

        6.2   Notwithstanding Section 6.1, Seller agrees to indemnify, defend and hold harmless Purchaser (and Purchaser's subsidiaries, affiliates, directors, officers, employees, lenders, agents, consultants and authorized representatives) as to any and all claims, demands, penalties, fees, fines, liability, damages, costs, losses and expenses (including reasonable attorney's fees) of any kind (collectively "Claims") for acts or omissions of Seller, its employees, agents, contractors and invitees brought by third parties and arising out of or related to the Contamination or environmental condition of the Property and Retained Parcel prior to the Closing. Claims subject to Seller's indemnity herein shall not include Claims made by Purchaser or Purchaser's subsidiaries, affiliates, directors, officers, employees, lenders, agents, consultants and authorized representatives that conflict or are inconsistent with Purchaser's obligation to purchase the Property and Retained Parcel "AS IS" pursuant to Section 6.1.

        6.3   Purchaser agrees that Seller shall have the right to enter upon the Property after the Closing for the purpose of conducting investigations and other activities on the Property in satisfaction of Seller's indemnification obligation as set forth in Section 6.2 so long as such activities do not unreasonably interfere with Purchaser's, or its successors' or assigns', use or development of the Property or Retained Parcel and are conducted pursuant to approvals of any appropriate governmental or regulatory agencies.

        6.4   The indemnity shall survive the termination of this Agreement and the Closing and may be relied upon by Seller, Purchaser and Purchaser's lenders for purposes of extending credit to Purchaser for acquisition and/or construction on the Property and Retained Parcel.

ARTICLE 7
METRO DISTRICT

        7.1   After execution of this Agreement, Purchaser shall have the right to apply for Metro District or similar tax financing entitlements, to include redevelopment applications and remediation.

        7.2   Seller and Purchaser agree to cooperate in Purchaser's efforts to obtain the Metro District Development financing or similar tax financing entitlements, for infrastructure improvements related to the Property and Retained Parcel. The parties will share equally in the costs of such effort as such costs are incurred. In the event the parties are successful and funds are available, the net proceeds ("Net Proceeds") shall be split equally between Seller and Purchaser. Net Proceeds shall mean all funds available through a bond issuance or other reimbursement agreement from the City of Denver for on and off-site construction and landscaping, less costs and expenses incurred by Seller and Purchaser for attorney's fees, exclusive of in-house attorney's fees incurred by Seller and Purchaser, bond counsel, underwriters, bond issuance and district formation fees and all other related costs and expenses. Seller and Purchaser shall each be reimbursed for costs advanced incident to formation of the Metro District to the extent paid by Seller and Purchaser.

ARTICLE 8
PURCHASE PRICE

        8.1   Purchase Price. The purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be Fourteen million one hundred sixty-five thousand and 00/100 Dollars ($14,165,000) payable in cash at the Initial Closing. The Property, to include the Retained Parcel, contains approximately one hundred (100) acres of land, with buildings located thereon.

        8.2   Earnest Money Deposit. Within three (3) days of the execution of this Agreement by both Purchaser and Seller and its delivery to Escrow, Purchaser shall deposit with Escrow the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) in cash ("Earnest Money Deposit"). The Earnest Money Deposit shall be invested by the Escrow as Purchaser directs in United States Treasury Bills or a federally insured money market account. Seller and Purchaser shall share equally the cost of the Escrow, but Purchaser shall bear the cost of any investment fee charged by the Escrow. If this Agreement is terminated:(a) by Purchaser pursuant to Article 9 hereof, then, provided Purchaser has complied with Article 9 hereof, the Earnest Money Deposit and any interest earned thereon shall be returned to Purchaser; (b) pursuant to Section 9.3 hereof, then the Earnest Money Deposit and any interest earned thereon shall be returned to Purchaser; (c) pursuant to Section 10.4 hereof, provided Purchaser has complied with Article 9 hereof, the Earnest Money Deposit and any interest earned thereon shall be returned to Purchaser, (d) pursuant to Section 11.3, the Earnest Money Deposit and any interest earned thereon shall be returned to Purchaser, (e) pursuant to Section 12.10 hereof the Earnest Money Deposit and any interest earned thereon shall be returned to Purchaser, or (f) pursuant to or Section 16.2, the Earnest Money Deposit and any interest earned thereon shall be returned to Purchaser. Notwithstanding anything else contained herein, upon expiration of the Review Period or a Purchaser default, the Earnest Money Deposit and any interest earned thereon shall be non-refundable to Purchaser. The Earnest Money Deposit and any interest earned thereon shall be paid to Seller at the Closing, as hereinafter defined. In the event of a closing of the transaction contemplated herein, the Earnest Money Deposit and any interest earned thereon shall be applied to the Purchase Price. In the event of Purchaser's default under this agreement such that the transaction does not close, the Earnest Money Deposit and any interest thereon shall be paid by the Escrow to Seller.

        8.3   PURCHASER'S DEFAULT AND LIQUIDATED DAMAGES: PURCHASER AND SELLER AGREE THAT SHOULD PURCHASER DEFAULT IN PURCHASER'S OBLIGATION TO PURCHASE THE PROPERTY WITHIN THE TIME AND IN THE MANNER SPECIFIED IN THIS AGREEMENT, SELLER SHALL BE RELEASED FROM ALL OBLIGATIONS IN LAW OR EQUITY TO CONVEY THE PROPERTY TO PURCHASER. PURCHASER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES SUFFERED BY SELLER BECAUSE OF SUCH DEFAULT, THAT THE TOTAL AMOUNT OF THE EARNEST MONEY DEPOSIT AND ANY INTEREST EARNED THEREON SHALL CONSTITUTE A REASONABLE ESTIMATE AND AGREED STIPULATION OF DAMAGES IN THE EVENT OF SUCH DEFAULT BY PURCHASER AND THAT SELLER SHALL HAVE NO OTHER RIGHT OR CAUSE OF ACTION AGAINST PURCHASER FOR DAMAGES OR OTHERWISE ARISING FROM SAID DEFAULT.

Seller's Initials:	Purchaser's Initials:

        8.4   Closing Costs. Seller shall pay the cost of: (a) obtaining and recording any releases of any mortgages, liens or other encumbrances which are not Permitted Exceptions and for which Seller is obligated to obtain a release under Section 10.4 hereof, and (b) the cost of any standard owners title policy. Purchaser shall pay the cost of (x) any cost of extended coverage over the standard printed exceptions; and (y) special recording fees for the deed and any stamp or transfer taxes and any documents required by Purchaser's lender, if any. Purchaser and Seller shall share equally the escrow fees for the Closing. Purchaser shall pay for any ALTA extended coverage. All other closing costs shall be shared equally by Seller and Purchaser. Each party shall pay its own legal fees.

        8.5   Closing Prorations. Taxes shall be apportioned pro rata on a per diem basis as of 12:01 A.M. on the date of Closing as to the Property only. Seller shall continue to pay the taxes on the Retained Parcel after Closing. Taxes shall be based on a calendar year basis and the prorations at Closing shall be final. Any public utility bills issued after Closing for utilities provided prior to Closing shall be the responsibility of Seller. The parties agree to cooperate after Closing to equitably adjust any supplemental tax bills. Pursuant to the Lease entered into between Seller and Purchaser on the Closing Date, Seller shall be responsible for the taxes as set forth in the Lease.

        8.6   Payment of Purchase Price. The Purchase Price, less the Earnest Money Deposit and plus or minus any adjustments, credits or prorations provided for herein, to include any interest earned on the Earnest Money Deposit, shall be paid at the Closing, by wire transfer of current funds.

ARTICLE 9
REVIEW PERIOD

        9.1   Purchaser's Review Period. Purchaser's Review Period shall expire thirty (30) days after the later of mutual execution of this agreement or receipt of all Due Diligence Materials ("Due Diligence Materials") to be provided to Purchaser by Seller, as hereinafter set forth below.

          (a)   During the Review Period, Purchaser and its agents and contractors shall have the right to enter upon the Property and conduct such additional tests and investigations as may be desired by Purchaser. Such additional tests and investigations may include, but not be limited to, the following:

            (i)    zoning of the Property;

            (ii)   soils, environmental studies conducted by Purchaser and other environmental matters;

            (iii)  the terms and conditions of the Declarations of Covenants, Conditions and Restrictions, if any;

            (iv)  the state of title to the Property as evidenced by the preliminary title report;

            (v)   matters shown on the Survey;

            (vi)  the availability and sufficiency of utilities, including water, sanitary sewer, storm/retention facilities, telephone, gas and electricity;

            (vii) the existence of any laws, regulations or judicial matters affecting the Property;

            (viii) plans and building specifications;

            (ix)  financing;

            (x)   any other investigation relating to the Property that Purchaser deems appropriate in its sole and absolute discretion.

          (b)   Seller will provide to Purchaser the due diligence materials in Seller's possession or control, or the possession or control of its consultants or agents or within Seller's knowledge, and relating to the Property or any portion thereof as may be set forth on Exhibit E, attached hereto and made a part hereof. Any delay in Seller's delivery to Purchaser of Seller's Due Diligence Materials shall extend the Review Period for each day of delay in Seller's delivery of such Seller's Due Diligence Materials to Purchaser. Seller shall provide Purchaser a transmittal letter setting forth all of Seller's Due Diligence Materials being delivered to Purchaser and Purchaser's authorized representative shall receipt for such letter evidencing the date of receipt of the Due Diligence Materials. Each party shall affix a copy of such letter to this Agreement as Exhibit F. Upon full execution of the Agreement, Purchaser shall have the right to meet with a any and all governmental agencies with respect to the Property. Purchaser shall also have the right to conduct Phase I and Phase II environmental studies and investigations on the Property and the Retained Parcel. Seller shall deliver, at a minimum, the following, if not previously delivered:

            (i)    A current ALTA owner's extended coverage title commitment with legible copies of all underlying exceptions to title, to be paid by Seller;

            (ii)   All applicable licenses, permits, zoning, development and governmental approvals, and other entitlements relating to the Property and the Retained Parcel in Seller's possession;

            (iii)  Any and all plans, specifications, drawings, as-builts, surveys and alike depicting structures, including without limitation buildings, utilities, on site and off site infrastructure.;

            (iv)  All of Seller's environmental, soils, traffic and other pre-development reports, to include asbestos reports and all bids for asbestos related materials cleanup;

            (v)   The most recently available property tax bills and assessments of the Property and the Retained Parcel;

            (vi)  Any Covenants, Conditions & Restrictions and design guidelines;

            (vii) A schedule of all current or pending litigation with respect to the Property, and the Retained Parcel, or any part thereof, if any, together with a brief description of each such proceeding;

            (viii) Any other relevant documentation, such as tax abatement agreements, written communications from public entities and agencies, easement agreements, railroad agreements, drainage agreements, special improvement or metropolitan district agreements, ground leases and the like, if applicable;

            (ix)  A list of any unwritten material agreements affecting the Property, and the Retained Parcel, to which Seller is a party or of which Seller has knowledge and all other material information of any kind whatsoever in the possession of Seller and pertaining to the ownership and operation of the Property and the Retained Parcel;

            (x)   Any other information, written or otherwise, that may be pertinent to the condition or use of the Property and the Retained Parcel.

          (c)   During the Review Period Purchaser will inspect the Property and the Retained Parcel and make such engineering and environmental investigations of the Property and Retained Parcel as Purchaser may deem prudent and advisable.

        9.2   Notice to Enter Property. Prior to Purchaser or its agents or contractors entering upon the Property pursuant to any provision of this Agreement related to investigation, testing, or remediation activities Purchaser shall (i) give Seller twenty-four (24) hours prior notice of such entry, and (ii) provide Seller with certificates of insurance showing that Purchaser, or its agents or contractors, have obtained commercial general liability insurance, with limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate; workers compensation insurance in statutory limits and employers liability insurance with limits not less than $1,000,000 each limit; and umbrella excess liability insurance excess of the underlying commercial general liability and employers liability insurance with limits not less than $5,000,000 each occurrence and aggregate. Such liability insurance policy shall be primary and non contributory to any insurance maintained by the Seller; shall be issued by an insurer licensed to write insurance and do business in Colorado; such insurer shall have a Best's Rating of A-VIII or better and shall include Seller as an additional insured thereunder. Seller shall have the right (but not the obligation) to accompany Purchaser during such inspections and investigations; provided, however, in no event shall any invasive testing or procedures be permitted by Purchaser or its agents or contractors without prior written consent received by Seller. Provided that Purchaser gives Seller twenty-four (24) hours prior notice of its intent to enter upon the Property for the purpose of inspection of same, or conducting tests, to the extent permitted herein, and provided Seller is in receipt of the requisite insurance certificate(s) as provided above and also including evidence of consultants or engineers professional liability coverage with limits not less than $1,000,000, Purchaser shall not be prohibited by Seller from such entry. Purchaser, at its sole cost and expense, agrees to restore the Property to the original condition prior to Purchaser's entry.

        9.3   Termination of Agreement.

          (a)   In the event Purchaser, in its sole and absolute discretion, determines that it does not desire to acquire the Property, with or without reason, then Purchaser may elect to terminate this Agreement by delivering written notice of termination to Seller at any time before the end of the Review Period. If Purchaser fails to give Seller timely notice of termination prior to the end of the Review Period Purchaser shall be deemed to have waived conditions and this Agreement shall automatically remain in effect.

          (b)   In the event of termination of this Agreement pursuant to this section, Purchaser's Earnest Money Deposit and any interest earned thereon shall be immediately returned to Purchaser, this Agreement shall thereupon become void and there shall be no further obligation or liability on either Seller or Purchaser.

        9.4   Purchasers' Indemnity. Purchaser shall repair any damage to the Property resulting from Purchaser's activities on the Property under this Article 9 on and after the Effective Date of this Agreement, and shall indemnify, defend, and hold harmless Seller and Seller's partners, and their respective shareholders, officers, directors, members, managers, employees and agents from and against any and all loss, damage, liability or expense (including reasonable attorneys fees and other litigation expenses and claims and liens of mechanics or materialmen) any of the aforementioned persons may incur as a result of Purchaser's or Purchaser's agents' or contractors' activities on the Property under this Article 9 on and after the Effective Date of this Agreement.

        9.5   Due Diligence Expenses. All due diligence expenses incurred by the Purchaser, at any time, shall be at the expense of Purchaser. Copies of all due diligence materials created by or for Purchaser and arising out of this transaction shall be returned to Seller should Purchaser elect not to purchase the Property.

ARTICLE 10
TITLE INSURANCE AND SURVEYS

        10.1 Title Report and Survey.

          (a)   Seller, at Seller's cost, shall deliver to Purchaser within three (3) days of the mutual execution of this Agreement, an ALTA owner's extended coverage title commitment and full, legible copies of all exceptions of record for Purchaser's review ("Title Report"), to be paid for by Seller. Purchaser shall have twenty (20) days from receipt of such items to approve such items or state Purchaser's objections. Title to the Property shall be good and marketable (i) free and clear of all liens, restrictions, encumbrances, claims or liens by contractors, subcontractors, mechanics and materialmen, financing statements or other personal property liens or encumbrances and other title objections, other than the Permitted Exceptions, (ii) affirmatively insured as contiguous with no gaps or gores, and (iii) insurable as aforesaid at ordinary rates by the Title Insurer. There shall be no exception for possible mechanics liens or possible unsettled taxes of any kind against Seller or the Property. Seller shall pay and discharge all liens at or before Closing; if Seller fails to do so, Purchaser shall have the options set forth in Section 10.4 below. Between the time period commencing on the Effective Date and ending on the earlier of Closing or termination of this Agreement, Seller agrees that it will take no action to convey any interest in the Property to anyone other than Purchaser.

          (b)   Seller has provided Purchaser prior to the execution of this Agreement an updated ALTA/ACSM Survey of the Property and the Retained Parcel (the "Survey"). The Survey was performed to ALTA/ACSM standards. Seller shall pay for the costs of the Survey. The Survey was certified to Purchaser as of November 2, 2004. It reflected all physical conditions affecting the Property and the Retained Parcel, sufficient for deletion of the Survey exceptions from the Title Insurance Policy.

        10.2 Permitted Exceptions. The Permitted Exceptions shall include the following items:

          (a)   general real estate taxes, general and special assessments and any similar taxes or charges imposed in respect of the Property which are not then due and owing; and

          (b)   acts done or suffered to be done by Purchaser; and

          (c)   easements, conditions and restrictions contained in the Preliminary Title Report; and

          (d)   all matters appearing on the Survey.

        10.3 Title Policy.

          (a)   On the applicable Closing, Seller shall obtain, at its sole cost and expense, for the benefit of Purchaser, an ALTA Land Title Association Owner's Policy from the Title Insurer (the "Title Policy") which shall: (i) be dated as of the applicable Closing; (ii) name Purchaser or its permitted assignee as the insured; (iii) have a liability amount equal to the respective portion of the Purchase Price; (iv) show Purchaser or its permitted assignee as the owner of the Property in fee simple consistent with Section 10.1(a) and subject to no exceptions other than the Permitted Exceptions; and (v) include extended coverage over the standard printed exceptions as may be required and paid for by Purchaser.

          (b)   The Title Policy shall be conclusive evidence as to good title as shown therein with respect to all matters insured by the Title Policy.

        10.3 Objection and Cure Period.

          (a)   If the Purchaser's Title Report and/or Survey contain any matters not constituting Permitted Exceptions or Removable Liens (hereinafter defined), then Seller may, at its election, within ten (10) days after receipt from Purchaser of the Permitted Exceptions or a subsequent version of the Preliminary Title Report, as the case may be: (a) cause the non-permitted matters to be deleted from the Title Report; (b) cause the Title Insurer to expressly waive such non-permitted matters as may be mutually agreed to by Seller and Purchaser; (c) agree in writing to cause such non-permitted matters to be deleted at or prior to the Closing. Seller shall cause all Removable Liens to be satisfied or discharged as of the date of Closing, subject to the provisions of this Section 10.4.

          (b)   If Seller fails or elects not to cause all of the non-permitted matters to be removed or waived, within the aforementioned ten (10) day period, Purchaser may by written notice to Seller within five (5) days after the expiration of Seller's 10-day objection and cure period elect to: (x) terminate this Agreement, in which case all of the Earnest Money Deposit and any interest earned thereon shall be returned to Purchaser, provided such termination occurs on or prior to the expiration of the Review Period, (y) agree to take title as Seller can convey without a deduction from and offset against the Purchase Price or (z) upon mutual written agreement of the parties pay and discharge such matters (to the extent dischargeable by the payment of money) and all such amounts paid by Purchaser shall be a credit against the Purchase Price.

          (c)   As used in this Section 10.4, the term "Removable Liens" shall mean liens which are of a definite and ascertainable amount which in the aggregate can be removed at Closing by payment of monies constituting a portion of the Purchase Price, and which (A) represent mortgage debt, (B) represent taxes or assessments which are then delinquent or which are then due and payable (in which event Seller need not pay or credit to Purchaser more than is required pursuant to the proration provisions of Sections 8.5 hereof), or (C) were created, granted or permitted by, or arise through, Seller.

        10.5 No Further Liens. Seller agrees it shall not from and after the date of this Agreement voluntarily or consensually perform any act which results in any additional exceptions to title that would survive the Closing without Purchaser's prior written consent, not to be unreasonably withheld.

ARTICLE 11
REPRESENTATIONS AND WARRANTIES

        11.1 Seller's Representations and Warranties. Seller represents and warrants to Purchaser as of the Effective Date of this Agreement, as follows:

          (a)   Agreements. With the exception of the need to obtain the consent of Seller's lender prior to thirty (30) days after the Effective Date of this Agreement, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby will result in any breach or violation of or default under any judgment, decree, order, mortgage, lease, agreement, indenture or other instrument to which Seller is a party, to which it is subject or by which it is bound.

          (b)   Litigation. There is no litigation, proceeding, claim or investigation, including, without limitation, any condemnation proceeding, pending or, to Seller's actual knowledge, threatened, which adversely affects the Property or any portion thereof, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, except as disclosed in writing to Purchaser by Seller prior to or during the Review Period. There are no proceedings pending or threatened by or against Seller (to the best knowledge of Seller as to any such proceeding that is threatened against Seller) in bankruptcy, insolvency or reorganization in any state or federal court.

          (c)   Authority. Subject to the receipt of Seller's lender's consent, Seller has full power and authority to sell, convey and transfer the Property as provided for in this Agreement, the persons executing this Agreement on behalf of Seller have all requisite authority to execute this Agreement, and this Agreement is binding and enforceable against Seller.

          (d)   Hazardous Materials. Seller has disclosed to Purchaser all information in Seller's possession relating to the environmental condition of the Property and the Retail Parcel. Seller has removed all underground storage tanks on the Retained Parcel and has received written approvals and clearances from all regulatory entities and agencies having jurisdiction thereof, with the exception of an underground oil separation tank and underground water tank that Seller has not and does not intend to remove.

          (e)   Surviving Agreements. There are no leases, management, employment, service, equipment, supply, maintenance, water, sewer or other utility agreements, or agreements with municipalities (including improvement or development escrows or bonds) with respect to or affecting the Property, which are or will be binding upon Purchaser, or which will burden the Property or Purchaser after Closing in any manner whatsoever

          (f)    Leases. There is no lease for any portion of the Property.

          (g)   No Third Party Option. No other party has, any right or option to purchase the Property or any portion thereof.

          (h)   Compliance with Laws and Other Requirements. Seller has not received any notice from, any governmental authority requiring any work, repairs, construction, alterations or installations on or in connection with the Property, or asserting any violation of any federal, state, county or municipal laws, ordinances, codes, orders, regulations or requirements affecting any portion of the Property, including, without limitation, the Americans with Disabilities Act, and any similar State of Colorado Disability Act.

          (i)    Assessments. Other than as disclosed by Seller in writing prior to the date of the Agreement, or as provided in the public records or real property tax bills for the Property, there are no assessments or charges for any public improvements made against the Property which remain unpaid, no improvements to the Property or any roads or facilities abutting the Property have been made or ordered for which a lien, assessment or charge can be filed or made, and Seller has no knowledge of any plans for improvements by any governmental or quasi-governmental authority which might result in a special assessment against the Property. Seller has incurred no obligations relating to the installation of or connection to any sanitary sewers or storm sewers which shall be enforceable against the Property. Provided Closing is completed hereunder and there is no breach of the warranties contained in this subparagraph, Purchaser will be responsible for payment of assessments or notices of assessments for any public improvement made after the Effective Date pro-rated to the Closing, subject to Seller's obligation to make such payments pursuant to the terms of the Leases.

          (j)    Subdivision and Zoning. The Property has been duly subdivided in accordance with all applicable laws and constitutes a legal parcel.

          (k)   Availability of Utilities. Seller has no knowledge of and has received no notice of any present or threatened ban, moratorium or other limitation of any kind on new connections or additional flows to the sewage treatment plant serving or to serve the Property or the conveyance facilities leading to such sewage treatment plant.

          (l)    Certificates of Occupancy. All certificates of occupancy necessary for operation of the Property, as presently conducted, have been issued by all authorities having jurisdiction thereof and all such certificates of occupancy are in full force and effect. Seller has not received any written notice of suspension or cancellation of any certificates of occupancy.

          (m)  No Misstatement. No representation, statement or warranty by Seller contained in this Agreement or in any exhibit attached hereto contains or will contain any untrue statements or omits, or will omit, a material fact necessary to make the statement of fact therein recited not misleading. If, after Seller's execution hereof, any event occurs or condition exists of which Seller becomes aware or should be aware of as Owner of the Property, which renders any of the representations contained herein untrue or misleading, Seller shall promptly notify Purchaser.

        For purposes of this Agreement and any document or instrument delivered at Closing, whenever the phrase "to Seller's actual knowledge" or "to Seller's knowledge", or the "knowledge of Seller" or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Seller and no others, at the times indicated only, without duty of inquiry whatsoever.

        11.2 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller as follows:

          (a)   Agreements. Neither the execution and delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated hereby will result in any breach or violation of or default under any judgment, decree, order, mortgage, lease, agreement, indenture or other instrument to which Purchaser is a party, to which it is subject or by which it is bound.

          (b)   Authority. Purchaser has full power and authority to execute this Agreement and purchase the Property as provided for in this Agreement, all necessary limited liability company action required on the part of Purchaser to execute this Agreement and consummate the transaction contemplated hereby has been taken, the persons executing this Agreement on behalf of Purchaser have all requisite authority to execute this Agreement, and this Agreement is binding and enforceable against Purchaser.

        11.3 Breach of Representations and Warranties. Each party warrants that each of the foregoing representations and warranties made by it in this Article 11 is true as of the date of this Agreement and will also be true as of the Closing. Each party shall notify the other promptly if such party becomes aware prior to the Closing Date of any matter which would render any of the representations or warranties of such party contained in this Article 11 untrue in any material respect. If any of the foregoing representations and warranties by Seller shall not be true as of the Closing and such breach is other than as a result of Seller's deliberate or willful act, Purchaser may alternatively as its sole remedy either (a) waive such breach and close the transaction contemplated herein, or (b) terminate this Agreement, in which event the Earnest Money Deposit and any interest earned thereon shall be returned to Purchaser. In the case of any other breach of any of the foregoing representations or warranties by Seller or Purchaser, the parties may exercise any of their remedies under Article 13.

ARTICLE 12
THE CLOSING

        12.1 Definition; Time and Place. The performance by Seller and Purchaser of their respective obligations under this Agreement directly or through the completion of the escrow deposits required of them to be made and the delivery of the Purchase Price to Seller by the Title Insurer, as escrow agent, after delivery of the Title Policy or a binding commitment to issue a Title Policy to Purchaser and delivery of possession of the Property to Purchaser shall constitute the closing of the sale (the "Closing").

        12.2 Phased Closing Obligations. It is anticipated that there will be a closing of the Property on the Initial Closing Date. Upon the Initial Closing, Seller shall deed all of the Property to Purchaser, less the Retained Parcel. Purchaser shall be granted an option to purchase the Retained Parcel on the Initial Closing Date until ninety (90) days after Purchaser obtains the NFA as provided in Article 5.3, for the total Purchase Price of Ten Dollars ($10.00) and a memorandum of option shall be recorded against the Retained Parcel evidencing Purchaser's option to purchase, a copy of which is attached hereto as Exhibit J. That part of the Purchase Price paid to Seller attributable to the Retained Parcel shall be deemed the option payment and shall be credited against the Purchase Price upon exercise of the option. Purchaser shall have the right, but not the obligation in the event the NFA is not received, to alternatively lease all, but not less than, the Retained Parcel for its own use pursuant to a minimum forty (40) year ground lease, in the form and on the terms in the Ground Lease attached hereto as Exhibit "K". In the event that Purchaser chooses to lease the Retained Parcel, then a portion of the option consideration shall be reclassified as rent and upon the exercise of the option to purchase by Purchaser, shall be credited against the Purchase Price. Upon exercise of the option to purchase, an escrow shall be opened with the Title Company and closed not later than thirty (30) days after opening, or sooner, at Purchaser's election ("Second Closing"). Real property Taxes shall be appropriately prorated on Closing. Seller shall provide and pay for Purchaser's Owner's Title Policy on the Retained Parcel and all other costs of Closing to be shared equally.

        12.3 The Initial Closing, which shall be for the Property excluding the Retained Parcel shall occur on or before twenty (20) days following the expiration of the Purchaser's Review Period ("Initial Closing Date") at the Denver office of Purchaser's counsel or the Title Insurer, at Purchaser's election.

        12.4 Possession. Possession of the Property shall be delivered to Purchaser at the Closing.

        12.5 Escrow. Closing shall occur through an escrow with the Title Insurer (the "Escrow") in accordance with a closing escrow letter mutually acceptable to Seller's counsel and Purchaser's counsel and this Agreement. Each party shall have the right to inspect all documents prior to or at the time of deposit in the Escrow. The escrow fee for the Escrow shall be shared equally by the parties. The Escrow shall be with the Denver office of Land Title Guarantee Company at the address listed below:

      Land Title Guarantee Company
      Attn: Colin Snody
      3033 East 1st Ave. #600
      P.O. Box 5440
      Denver, CO 80206

      Telephone: (303) 331-6211
      Facsimile: (303) 322-7684

        12.6 Documents To Be Delivered By Seller At Closing. At the Closing or such other time period as may be specifically set forth below Seller shall deliver or cause to be delivered to Purchaser directly or, if either party elects, through the Escrow, the following, each of which shall be in form reasonably satisfactory to Purchaser (except to the extent a particular form is specified below) and (if applicable) the Title Insurer:

          (a)   A duly executed and acknowledged special warranty deed to the Property in the form attached hereto as Exhibit G, subject only to the Permitted Exceptions;

          (b)   An affidavit executed by Seller to the effect that Seller is not a foreign person under Section 1445(b) of the United States Internal Revenue Code (FIRPTA) in the form attached hereto as Exhibit H;

          (c)   Originals of the following instruments in Seller's possession or reasonably available to Seller, if any;

          (d)   All certificates of occupancy (and any required governmental approvals in connection with the transfer of the Property), licenses, plans, permits, authorizations and approvals required by law and issued by all governmental authorities having jurisdiction over the Property;

          (e)   Each bill of current real estate taxes, sewer charges and assessments, water charges and other utilities, together with proof of payment thereof (to the extent same have been paid);

          (f)    All keys and combinations to locks at the Property, all plans, specifications, as-built drawings, surveys, site plans, equipment manuals, technical data and other documentation relating to the building systems, equipment and any other personal property forming part of the Property or any portion thereof in the possession of Seller or any property manager(s);

          (g)   A duly executed bill of sale to all personal property located in the Property in the form attached hereto as Exhibit "L";

          (h)   All other documents (if any) required, pursuant to other provisions of this Agreement to be executed and delivered by Seller; and

          (i)    Such other instruments and documents as may be reasonably required in order to carry out the purposes of this Agreement.

        12.7 Documents To Be Delivered By Purchaser At Closing. At the Closing Purchaser shall deliver through the Escrow, the following, each of which shall be in form reasonably satisfactory to Seller and (if applicable) the Title Insurer:

          (a)   The Purchase Price, plus or minus adjustments, credits and prorations provided for herein;

          (b)   Evidence of the limited liability company authority of Purchaser to execute this Agreement and purchase the Property from Seller and perform the other acts required hereunder;

          (c)   All other documents required pursuant to other provisions of this Agreement to be executed and delivered by Purchaser; and

          (d)   Such other instruments and documents as may be reasonably required in order to carry out the purpose of this Agreement.

        12.8 Documents to be Jointly Delivered by Seller and Purchaser at Closing. At the Closing, Seller and Purchaser shall each execute and deliver, directly, or if either party elects, through the Escrow, the following, each of which shall be in form reasonably satisfactory to both parties and (if applicable) the Title Insurer:

          (a)   Applicable transfer tax declarations for the State of Colorado, and the County of Denver and any necessary municipal transfer declarations;

          (b)   A Closing Statement (in triplicate);

          (c)   ALTA Statements as required by the Title Insurer;

          (d)   Duplicate copies of each of the Leases;

          (f)    Triplicate copies in recordable form of the Memorandum of Option.

        12.9 Conditions to Seller's Obligations. The Closing and Seller's obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions (or Seller's waiver thereof) which are for Seller's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the applicable Closing in absence of a specified date:

          (a)   Purchaser's obligations. As of the applicable Closing, Purchaser shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Purchaser.

          (b)   Purchaser's Representations. As of the applicable Closing, all representations and warranties made by Purchaser to Seller in this Agreement shall be true and correct as of the Closing.

          (c)   Initial Closing Date. The Initial Closing shall occur on or before the Initial Closing Date.

          (d)   Consent. Seller shall have obtained the consent upon terms reasonable acceptable to Seller as required for the consummation of the transaction under the Credit Agreement between Samsonite Corporation and Samsonite Europe N.V. (Borrowers) and General Electric Capital Corporation; KBC Bank N.V.; GECC Capital Markets Group, Inc and Other Financial Institutions (Lenders) dated July 31, 2003, on or before the Initial Closing. In the event Seller's Lenders fail to consent in writing to the sale of the Property and Retained Parcel by the agreed date, then Seller agrees to refund the Earnest Money Deposit to Purchaser, together with any interest earned thereon, together with reimbursement of all of Purchaser's out-of-pocket costs incurred in connection with Purchaser's Review, in an amount not to exceed One Hundred Fifty Thousand Dollars ($150,000.00).

          (e)   Parcelization of Property and Retained Parcel. Purchaser, at its sole cost and expense, shall have obtained through the City of Denver parcelization of the Retained Parcel as contemplated by Article 4.1 hereof.

        12.10 Conditions of Purchaser's Obligations. The Closing and Purchaser's obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions (or Purchaser's waiver thereof) which are for Purchaser's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Closing in absence of a specified date:

          (a)   Seller's Representations. As of the Closing, all representations and warranties made by Seller to Purchaser in this Agreement shall be true and correct as of the Closing, and Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed on its part prior to or as of Closing.

          (b)   Due Diligence. Purchaser shall not have terminated this Agreement.

          (c)   Initial Closing Date. The Initial Closing shall occur on or before the Initial Closing Date.

          (d)   Parcelization of Property and Retained Parcel. Purchaser, at its sole cost and expense, shall have obtained through the City of Denver parcelization of the Retained Parcel as contemplated by Article 4.1 hereof. Purchaser shall have the right to extend the Initial Closing Date to March 1, 2005, so long as Purchaser is processing the parcelization in good faith using its best faith efforts.

ARTICLE 13
DEFAULTS; REMEDIES

        13.1 Purchaser's Default. If the transaction contemplated hereby does not close by reason of a default by Purchaser in any of the terms hereof, then Seller may, as its sole option and in lieu of any and all other legal and equitable remedies which Seller may have hereunder for failure by Purchaser to close the transaction contemplated hereby, receive the Earnest Money Deposit and any interest earned thereon, as liquidated damages, and Seller hereby waives the right to recover the balance of the Purchase Price.

        13.2 Seller's Default. If the transaction contemplated hereby does not close by reason of a default by Seller in any of the terms hereof, the Earnest Money Deposit and any interest earned thereon shall be returned to Purchaser. Thereafter, Purchaser may pursue an action for damages, and for specific performance but in no event shall Seller be liable to Purchaser for indirect or speculative damages, including without limitation, any loss or damage suffered by Purchaser in connection with any agreement or understanding with any third party for the use, lease or purchase of the Property.

ARTICLE 14
OPERATION OF THE PROPERTY PRIOR TO CLOSING

        14.1 Seller's Covenant. The Property shall be operated, managed and maintained in a reasonable, professional and prudent manner, and kept in reasonably good condition at all times. Without expense to Purchaser, all repairs and replacements, structural and non-structural, ordinary and extraordinary, shall be made which are required to maintain the Property in its present condition, reasonable wear and tear excepted.

        14.2 Covenant to Observe Agreements. Seller shall comply with all of its obligations and contractual arrangements affecting the Property by which Seller is bound.

        14.3 Notice of Default. Seller promptly shall notify Purchaser of Seller's receipt of any notice from any party alleging that Seller is in default of its obligations under any of the Leases or any permit or agreement affecting the Property, or any portion or portions thereof.

        14.4 New Contracts. No contract for or on behalf of or affecting the Property shall be negotiated or entered into which cannot be terminated by Seller prior to Closing without charge, cost, penalty or premium.

ARTICLE 15
TELECOMMUNICATIONS BUILDING

        15.1 Seller shall have the right to relocate the telecommunications equipment, presently located in the Assembly Building, to the Corporate Building for a period of ninety (90) days after Close of Escrow. Seller shall be granted a license as of Close of Escrow for such ninety (90) day period, to enter the Assembly Building for such relocation purposes, provided Seller provides Purchaser prior to entry with evidence of commercial general liability insurance with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate; worker's compensation insurance in statutory limits and employers liability insurance with limits of not less than One Million Dollars ($1,000,000.00) each limited; and umbrella excess liability insurance of the underlying commercial general liability and employers liability insurance with limits not less than Five Million Dollars ($5,000,000.00) each occurrence and aggregate. All other conditions for insurance will be the same as required of Purchaser under Section 9.2 of this Agreement. Seller shall indemnify Purchaser, its employees, agents and contractors for all damages, claims and causes of action that may arise due to Seller's presence or activity in the Assembly Building. Seller, as Lessee, may choose to have Purchaser, as Lessor, contribute the sum of Sixty-Five Thousand Dollars ($65,000.00) toward such relocation costs and such sum shall be added as rent to the Lease on the Corporate Building to be amortized over the term of the Lease for such Building at ten percent (10%) interest. Seller shall repair any damage to the Assembly Building due to removal of the telecommunications equipment.

ARTICLE 16
MISCELLANEOUS

        16.1 Loss. Seller shall bear the risk of all loss or damage to the Property or the Retained Parcel from all causes until the Initial Closing, except for any acts of Purchaser, its agent, employees, contractors and invitees. Seller represents that it has, and will maintain pending the Initial Closing, a policy of fire and extended coverage insurance in at least the full amount of the replacement cost of all buildings and improvements located on the Property. If at any time prior to the Initial Closing any portion of the Property of the Retained Parcel is destroyed or damaged as a result of fire or any other casualty whatsoever, Seller shall promptly give written notice thereof to Purchaser. Seller either shall (A) use any available insurance proceeds, together with the amount of any applicable deductible to restore the Property and the Retained Parcel prior to the Initial Closing to its condition as of the Effective Date, or (B) in lieu of restoration, prior to the Initial Closing, clear the site of debris and deposit all remaining insurance proceeds in escrow with the Title Insurer and such funds, together with interest thereon, shall be disbursed to Purchaser at the Initial Closing, and at the Initial Closing, Purchaser shall receive a credit in the amount of the deductible under Seller's insurance policy. All unpaid claims and rights in connection with any such losses shall be assigned to Purchaser at the Initial Closing without in any manner affecting the Purchase Price. After the Initial Closing, the provisions regarding loss or damage, as well as condemnation in Section 16.2 shall survive the Initial Closing until the later of the Closing of the purchase of the Retained Parcel or termination of the Ground Lease for the Retained Parcel.

        16.2 Condemnation. If prior to the Initial Closing any condemnation proceeding is commenced or any change is made, or proposed to be made, which shall deny legal access to the Property or the Retained Parcel, Purchaser shall have the right to terminate the Escrow and receive return of its Earnest Money Deposit and any interest earned thereon. If Purchaser does not so terminate this Agreement, Purchaser shall proceed to Closing hereunder as if no such proceeding had commenced and will pay Seller the full Purchase Price in accordance with this Agreement; Seller shall assign to Purchaser all of its right, title and interest in and to any compensation for such condemnation, Seller shall not negotiate or settle any claims for compensation prior to the Initial Closing, and Purchaser shall have the sole right (in the name of Purchaser or Seller or both) to negotiate for, to agree to and to contest all offers and awards, to include offers and awards regarding the Retained Parcel.

        16.3 Payment of Real Estate Brokers and Consultants. Each party represents to the other that no real estate broker has been used in connection with this transaction. Seller agrees to indemnify, defend and hold Purchaser harmless from and against any claim for a real estate broker's commission or fee by any party claiming to have represented Seller in connection with this transaction. Purchaser agrees to indemnify, defend and hold Seller harmless from and against any claim for a real estate broker's commission or fee by any party claiming to have represented Purchaser in connection with this transaction. The indemnification obligations under this Section 16.3 shall survive the Closing or any termination of this Agreement for any reason whatsoever.

        16.4 Notices. All notices and other communications which are required to be, or which may be given under this Agreement shall be in writing, and shall be delivered at the addresses set out hereinbelow, along with a copy to Escrow at the address set forth in Section 12.5. Notice may be given by personal delivery, recognized overnight courier, by United States mail or by facsimile transmission in the manner set forth below. Notice shall be deemed to have been duly given (a) if by personal delivery, on the first to occur of the date of actual receipt or refusal of delivery by any person at the intended address, (b) if by overnight courier, on the first (1st) Business Day after being delivered to a recognized overnight courier, (c) if by mail, on the third (3rd) Business Day after being deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, or (d) by facsimile transmission shall be deemed to have been given on the day and at the time transmitted, as evidenced by the confirmation slip generated by the sender's facsimile machine (and provided that a hard copy of such notice shall have been sent in one of the manners described in clauses (a) through (c) above) addressed as follows:

If to Seller:	Samsonite Corporation 11200 East 45th Avenue Denver, Colorado 80239-3018 Attn: Richard H. Wiley Facsimile: (303) 373-6606 Telephone: 303-373-6373
With a copy to:	Samsonite Corporation 11200 East 45th Avenue Denver, Colorado 80239-3018 Attn: L.C. Ross Facsimile: (303) 373-6406 Telephone: (303) 373-6625
If to Purchaser:	Panattoni Development Company, LLC 9785 Maroon Circle, Suite G104 Englewood, CO 80112 Attn: David Hagan Facsimile: (303) 790-4723 Telephone: (303) 790-4737
With a copy to:	Panattoni Law Firm 8413 Jackson Road, Suite C Sacramento, California 95826 Attn: Peter E. von Elten Facsimile: (916) 381-1109 Telephone: (916) 381-6171

or to such other address as either party may from time to time specify as its address for the receipt of notices hereunder, in a notice to the other party. Notices given by an attorney shall be deemed to constitute notice from that party.

        16.5 Assignee or Affiliate. Affiliate or assignee ("Assignee") is the party which will acquire the Property, in which event all instruments, documents and agreements required to be delivered to Purchaser hereunder shall be delivered to, and run for the benefit of such designee. No such designation shall relieve Purchaser of its obligations hereunder. Purchaser may not assign or pledge any of its rights hereunder without the prior written consent of Seller, except Seller's consent shall not be necessary for an assignment to an Assignee, Affiliate, Hagan Investments LLC, a Colorado limited liability company, or an entity controlled by Carl D. Panattoni where Purchaser remains liable for all of its obligations hereunder.

        16.6 Joint and Several Liability. If any party is more than one person or entity, then all obligations and/or liabilities of such party set forth herein or arising hereunder shall be the joint and several obligations and/or liabilities of each person or entity constituting such party.

        16.7 Entire Agreement. This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof except as may be set forth in writing executed by both parties contemporaneously with or subsequent to this Agreement.

        16.8 Severability. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder shall not be affected thereby.

        16.9 Captions; Number. The captions contained in this Agreement are for the convenience of reference only, and shall not affect the meaning, interpretation or construction of this Agreement. As used in this Agreement, the singular form shall include the plural and the plural shall include the singular, to the extent that the context renders it appropriate.

        16.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        16.11 Governing Law. This Agreement has been executed and delivered, and is to be performed, in the State of Colorado and this Agreement and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Colorado.

        16.12 Time of the Essence. Time is of the essence of this Agreement.

        16.13 Survival. All of the respective representations and warranties of Seller and Purchaser hereunder, and all of their respective rights and remedies with respect to the incorrectness or breach thereof, shall survive the Closing for a period of one (1) year. The indemnification provisions of Seller in Article 6 shall survive the Closing as well as all other provisions which expressly provide an obligation of either party after Closing.

        16.14 Modification. The provisions of this Agreement may not be amended, changed or modified orally, but only by an agreement in writing signed by the party against whom any amendment, change or modification is sought.

        16.15 Waiver. Except as otherwise expressly provided in this Agreement, no waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature) and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party whether or not the first party knows such breach at the time it accepts such payment or performance. Except as otherwise expressly provided in this Agreement, no failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

        16.16 Business Days. If any date specified in this Agreement for the Closing Date or for commencement or expiration of time periods for termination or approvals or for notice occurs on a day other than a Business Day, then any such date shall be postponed to the following Business Day. As used herein, "Business Day" shall mean any day other than a Saturday, Sunday or a holiday observed by national banks or the Title Insurer.

        16.17 No Recording of Agreement. Neither party (nor any of their respective agents or representatives) shall record this Agreement or any memorandum thereof, without the prior written consent of the other.

        16.18 Offer; Effective Date. The execution of this Agreement by the first party to do so and delivery thereof to the other party constitutes an offer to purchase or sell, as the case may be, and shall be automatically revoked unless the party to which the offer is made shall execute and deliver at least two (2) copies of this Agreement to the offering party at the address given for notice herein. The term "Effective Date" as used herein shall be the later date that both parties fully execute this Agreement, as reflected below in the signature block at the end of this Agreement.

        16.19 Cooperation In Exchange. In the event that Seller or Purchaser are under contract with a qualified intermediary for the purpose of effecting a tax-deferred exchange in accordance with Section 1031 of the United States Internal Revenue Code of 1986, as most recently amended, each party consents to the assignment of this Agreement to such intermediary. Furthermore, each party shall cooperate with the other to accomplish such exchange and perform any acts reasonably necessary to assist in such exchange, provided that neither party shall be required to accept title to any property other than the Property, expend any additional amounts of money above those amounts required pursuant to this Agreement, extend the Closing Date, and further provided that each party defend, indemnify and hold the other harmless from and against expenses, costs and damages of any kind (including reasonable attorney's fees) suffered by either by reason of the performance of, or failure to perform, any acts of cooperation necessitated by this Section. Each party agrees to sign a Notice of Assignment prior to Closing confirming that such party has received the Notice of Assignment and consents to the assignment. Should this Agreement become part of a 1031 transaction, the party electing to exchange the Property (the "Exchanger") hereby agrees that the other party may enforce any and all representations, warranties, covenants and other obligations of the Exchanger under this Agreement directly against Exchanger, and the other party agrees that Exchanger may enforce any and all representations, warranties, covenants and other obligations of the other party under this Agreement directly against the other party.

        16.20 Attorney Fees. In the event of any dispute arising out of the enforcement or interpretation of this Agreement, the prevailing party shall be entitled to reasonable attorney fees and costs, to include any attorney fees or costs on appeal.

        16.21 Non-Disclosure. Neither party shall make public disclosure with respect to this transaction before the Closing except:

          (a)   as may be required by law, including without limitation disclosure required under securities laws or by the Securities and Exchange Commission, or by the rules of any stock exchange, or in connection with any filing or registration made by the parties as the issuer of publicly traded securities; and

          (b)   local authorities, attorneys, accountants, present or prospective sources of financing, partners, directors, officers, employees and representatives of either party or of such party's advisors who need to know such information for the purpose of evaluating and consummating the transaction, including the financing of the transaction; and

          (c)   as may be permitted specifically by the terms of this Agreement.

        16.22 Right to Market. Seller shall not market the Property and enter into negotiations with potential purchasers after the Effective Date of this Agreement.

        16.23 Representation by Counsel. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty shall not be construed against either Seller or Purchaser based upon authorship of any of the provisions hereof. Seller and Purchase each hereby warrant, represent and certify to the other as follows: (a) that the contents of this Agreement have been completely and carefully read by the representing party and counsel for the representing party; (b) that the representing party has been separately represented by counsel and the representing party is satisfied with such representation; (c) that the representing party's counsel has advised the representing party of, and the representing party fully understands, the legal consequences of this Agreement; and (d) that no other person (whether a party to this Agreement or not) has made any threats, promises or representations of any kind whatsoever to induce the execution hereof, other than the performance of the terms and provisions hereof.

        16.24 Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

[Remainder of Page Intentionally Left Blank]

SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

PANATTONI DEVELOPMENT COMPANY, LLC,
a California limited liability company

By:	/s/ DAVID HAGAN David Hagan, Partner
Date:	January 24, 2005
SELLER:
SAMSONITE CORPORATION, a Delaware corporation
By:	/s/ RICHARD H. WILEY Richard H. Wiley Chief Financial Officer
Date:	January 24, 2005

EXHIBIT INDEX

Exhibit	Location	Contents
A	Recitals	Legal description of Property and Retained Parcel
B	Recitals and Section 3.1	Property to be leased back—Site Plan
C	Section 3.1	Form of Lease
D	Section 4.1	Retained Parcel
E	Section 9.1(b)	Due Diligence Materials
F	Section 9.1(b)	Seller's transmittal letter of due diligence materials bearing evidence of receipt by Purchaser
G	Section 12.6(a)	Form of Special Warranty Deed
H	Section 12.6(b)	FIRPTA
I	Section 4.1	Option to Purchase Real Estate
J	Section 12.2	Memorandum of Option to Purchase Real Estate
K	Section 12.2	Ground Lease
L	Section 12.6(g)	Bill of Sale

EXHIBIT A

Legal Description of Property
and Retained Parcel

Our Order No. ABD70074801

LEGAL DESCRIPTION

LOT 1, BLOCK 1, MONTBELLO NO. 1, CITY AND COUNTY OF DENVER, STATE OF COLORADO, ALSO DESCRIBED AS:

PARCEL 1:

A PORTION OF LOT 1, BLOCK 1, MONTBELLO NO. 1 IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE EAST LINE OF SAID LOT 1, (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 1883.07 FEET TO THE NORTHEAST CORNER OF PARCEL 1, SAID POINT BEING THE TRUE POINT OF BEGINNING;
THENCE CONTINUING SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 815.16 FEET TO THE SOUTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 88 DEGREES 20 MINUTES 07 SECONDS WEST ALONG THE SOUTHERLY LINE OF SAID LOT 1 A DISTANCE OF 84.61 FEET;
THENCE NORTH 83 DEGREES 29 MINUTES 00 SECONDS WEST ALONG SAID SOUTHERLY LINE A DISTANCE OF 781.63 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 703.91 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 711.15 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 25.00 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 150.00 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

A PORTION OF LOT 1, BLOCK 1, MONTBELLO NO. 1, IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE EAST LINE OF SAID LOT 1, (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 1883.07 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 150.00 FEET;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 25.00 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 711.15 FEET;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 703.91 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID LOT 1;
THENCE NORTH 83 DEGREES 29 MINUTES 00 SECONDS WEST ALONG SAID SOUTHERLY LINE A DISTANCE OF 203.31 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 1317.74 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 91.50 FEET TO A

Our Order No. ABD70074801

LEGAL DESCRIPTION

POINT OF CURVATURE;

THENCE ALONG SAID CURVE TO THE LEFT HAVING A RADIUS OF 72.50 FEET, THROUGH A CENTRAL ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS, AN ARC DISTANCE OF 113.88 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 916.16 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 228.55 FEET;
THENCE NORTH 38 DEGREES 42 MINUTES 29 SECONDS EAST A DISTANCE OF 78.12 FEET;
THENCE NORTH 25 DEGREES 01 MINUTES 31 SECONDS EAST A DISTANCE OF 130.19 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 51 SECONDS EAST A DISTANCE OF 103.57 FEET TO A POINT ON THE NORTH LINE OF SAID LOT 1;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST ALONG SAID NORTH LINE A DISTANCE OF 566.64 FEET TO THE POINT OF BEGINNING.

PARCEL 3:

A PORTION OF LOT 1, BLOCK 1, MONTBELLO NO. 1, IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG THE NORTH LINE OF SAID LOT 1, (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 566.64 FEET TO THE NORTHEAST CORNER OF PARCEL 3, SAID POINT BEING THE TRUE POINT OF BEGINNING;
THENCE SOUTH 00 DEGREES 00 MINUTES 51 SECONDS WEST A DISTANCE OF 103.57 FEET;
THENCE SOUTH 25 DEGREES 01 MINUTES 31 SECONDS WEST A DISTANCE OF 130.19 FEET;
THENCE SOUTH 38 DEGREES 42 MINUTES 29 SECONDS WEST A DISTANCE OF 78.12 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 228.55 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 282.50 FEET TO A POINT ON THE NORTH LINE OF SAID LOT 1;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST ALONG SAID NORTH LINE A DISTANCE OF 332.50 FEET TO THE POINT OF BEGINNING.

PARCEL 4:

A PORTION OF LOT 1, BLOCK 1 MONTBELLO NO. 1, IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG THE NORTH LINE OF SAID LOT 1, (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 899.14 FEET TO THE NORTHEAST CORNER OF PARCEL 4, SAID POINT BEING THE TRUE POINT OF BEGINNING;

Our Order No. ABD70074801

LEGAL DESCRIPTION

THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 1198.66 FEET TO A POINT OF CURVE;
THENCE ALONG SAID CURVE TO THE RIGHT HAVING A RADIUS OF 72.50 FEET, THROUGH A CENTRAL ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS, AN ARC DISTANCE OF 113.88 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 694.20 FEET TO A POINT ON THE WEST LINE OF SAID LOT 1;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID WEST LINE A DISTANCE OF 1271.16 FEET TO THE NORTHWEST CORNER OF SAID LOT 1;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE NORTH LINE OF SAID LOT 1 A DISTANCE OF 766.70 FEET TO THE POINT OF BEGINNING.

PARCEL 5:

A PORTION OF LOT 1, BLOCK 1, MONTBELLO NO. 1, IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG THE NORTH LINE OF SAID LOT 1, (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 899.14 FEET;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 1198.66 FEET TO A POINT OF CURVE;
THENCE ALONG SAID CURVE TO THE RIGHT HAVING A RADIUS OF 72.50 FEET, THROUGH A CENTRAL ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS, AN ARC DISTANCE OF 113.88 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 91.50 FEET TO THE NORTHEAST CORNER OF PARCEL 5, SAID POINT BEING THE TRUE POINT OF BEGINNING;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 443.50 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 575.70 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 443.50 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 575.70 FEET TO THE POINT OF BEGINNING.

PARCEL 6:

A PORTION OF LOT 1, BLOCK 1, MONTBELLO NO. 1, IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG THE NORTH LINE OF SAID LOT 1 (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 899.14 FEET;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 1198.66 FEET TO A POINT OF CURVE;
THENCE ALONG SAID CURVE TO THE RIGHT HAVING A RADIUS OF 72.50 FEET, THROUGH A

Our Order No. ABD70074801

LEGAL DESCRIPTION

CENTRAL ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS, AN ARC DISTANCE OF 113.88 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 91.50 FEET;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 443.50 FEET TO THE NORTHEAST CORNER OF PARCEL 6, SAID POINT BEING THE TRUE POINT OF BEGINNING;
THENCE CONTINUING SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 874.24 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID LOT 1;
THENCE NORTH 83 DEGREES 29 MINUTES 00 SECONDS WEST ALONG SAID SOUTHERLY LINE A DISTANCE OF 606.62 FEET TO THE SOUTHWEST CORNER OF SAID LOT 1;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST ALONG THE WEST LINE OF SAID LOT 1, A DISTANCE OF 1248.89 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 27.00 FEET;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 443.50 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 575.70 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH ALL THE RIGHTS AND BENEFITS GRANTED UNDER THAT CERTAIN DECLARATION OF RESTRICTIONS AND EASEMENTS AFFECTING THE PREMISES DATED JULY 28, 2003 AND RECORDED JULY 30, 2003 IN THE CLERK AND RECORDER'S OFFICE FOR THE CITY AND COUNTY OF DENVER AT RECEPTION NO. 2003155337.

EXHIBIT B
Property to be Leased Back—
Site Plan

[SITE PLAN A]

[SITE PLAN B]

[SITE PLAN C]

EXHIBIT C

Form of Lease

LEASE AGREEMENT
(Single Tenant Facility)

ARTICLE ONE: BASIC TERMS.

        This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

        Section 1.01. Date of Lease:                        , 200

        Section 1.02. Landlord (include legal entity):

Address of Landlord:	9785 Maroon Circle, Suite G104 Englewood, CO 80112 Facsimile: (303) 790-4723

        Section 1.03. Tenant (include legal entity): Samsonite Corporation, a Delaware corporation

Address of Tenant:	11200 East 45th Avenue Denver, Colorado 80239 Facsimile: (303) 373-6406

Section 1.04. Property: That certain approximately                        square foot                        building (the "Property") together with that certain real property located appurtenant thereto being a portion of Landlord's real property consisting of approximately 89 acres (the "Project") located in Denver, Colorado as described on Exhibit "A" attached hereto together, with non-exclusive rights to use the, parking areas, driveways, access roads, and landscape areas more particularly depicted on the Site Plan set forth in Exhibit "B", attached hereto.

        Section 1.05. Lease Term: 2 years 0 months beginning on                          or such other date as is specified in this Lease ("Commencement Date"), and ending on                        .

        Section 1.06. Permitted Uses (See Article Five): [Office/Warehouse/Retail]

        Section 1.07. Tenant's Guarantor (if none, so state): None

        Section 1.08. Brokers (See Article fourteen) (if none, so state): None

        Section 1.09. Commission payable to Landlord's Broker (See Article Fourteen): None

        Section 1.10. Initial Security Deposit (See Section 3.03): None

        Section 1.11. Vehicle Parking Spaces Allocated to Tenant: Not Applicable

        Section 1.12. Rent and Other Charges Payable by Tenant:

          (a)   Base Rent:                        , for the first twenty-four (24) months, as provided in Section 3.01, subject to decrease based on Section 2.02 below. [NOTE: RETAIL LEASE TERM IS LIMITED TO 24 MONTHS]

          (b)   Other Periodic Payments: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) CAM Charges (See Section 4.08); and (v) Maintenance, Repairs and Alterations (See Article Six).

        Section 1.13. Landlord's Share of Profit on Assignment or Sublease (See Section 9.05): Fifty percent (50%) of the profit (the "Landlord's Share").

        Section 1.14. Riders: The following Riders are attached to and made a part of this Lease: (If none, so state) Exhibit "A" Legal Description and Exhibit "B" Site Plan.

ARTICLE TWO. LEASE TERM.

        Section 2.01. Lease of Property for Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and, unless earlier terminated in accordance with the terms hereof, end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

        Section 2.02. Renewal Options. Tenant shall have two (2) options to extend the term of the lease for additional periods of one (1) year each provided Tenant gives Landlord at least nine (9) months written notice of Tenant's election to exercise each such option. Any extension shall be on the same terms as set forth herein, except that Base Rent for the renewal period(s) shall be Forty Thousand Eight Hundred Fifty and 00/100 Dollars ($40,850.00,) per month; and except that Tenant's options to extend in no event shall exceed a total of four (4) years from the Commencement Date and are limited to the number provided for in this Section 2.02. Tenant's right to extend the Lease Term of this Lease is subject to Tenant not being in default of this Lease at the time Tenant submits notice to extend the Lease Term, beyond any applicable notice and grace periods, and Tenant shall not have assigned this Lease or sublet all or any portion of the Property in violation of the terms of this Lease. [NOTE: THIS SECTION WILL BE INTENTIONALLY OMITTED FROM THE RETAIL LEASE]

        Section 2.03. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month to month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy terminable by either party upon thirty (30) days written notice, except that the Base Rent then in effect shall be increased by one hundred and fifty percent (150%).

ARTICLE THREE: BASE RENT.

        Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address set forth in Paragraph 1.02, or at such other place as Landlord may designate in writing.

        Section 3.02. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor), any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT.

        Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

        Section 4.02. Property Taxes.

          (a)   Real Property Taxes. Tenant shall pay to Landlord as Additional Rent all Real Property Taxes (herinafter defined) on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term as described in this Section 4.02. Promptly after Landlord receives the bills for the Real Property Taxes for Parcel No.                        [Office Lease Tax Parcel: 1234-00-000; Warehouse Lease Tax Parcel: 1233-01-001 and 1232-00-049; Retail Lease Tax Parcel; 1231-00-048] (the "Tax Parcel"), Landlord shall deliver to Tenant written notice (the "Tax Notice") setting forth Tenant's share of the Real Property Taxes on the Tax Parcel (calculated in accordance with Section 4.03) and a copy of the relevant tax bill. Tenant shall pay to Landlord the amount set forth in the Tax Notice at least ten (10) days prior to the delinquency date for such Real Property Taxes.

          (b)   Definition of "Real Property Tax." "Real Property Tax" means: all taxes, assessments and similar charges, including, without limitation (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) water and sewer charges, any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real Property Tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes, or any increase resulting from development of the Property, or adjacent property by Landlord subsequent to the commencement of the Lease Term.

          (c)   Joint Assessment. Landlord and Tenant acknowledge and agree that the Property is not separately assessed and that the Real Property Taxes for the Property shall be an amount equal to the sum of (i) the Tax Amount (herinafter defined) multiplied by the Land Assessment Percentage multiplied by the Tenant's Land Percentage (herinafter defined), plus (ii) the Tax Amount multiplied by the Improvement Assessment Percentage (herinafter defined) multiplied by the Tenant's Improvement Percentage. "Tax Amount" means the amount of the most recent bill for Real Property Tax for the Tax Parcel. "Land Assessment Percentage" means the percentage determined by dividing the most recent assessed value of the land for the Tax Parcel by the most recent assessed value of the land and the improvement for the Tax Parcel. "Tenant's Land Percentage" means            [Office Lease: 100%; Warehouse Lease: 100% for Tax Parcel 1233-01-001 and 35% for 1231-00-049; Retail Lease: 40%]. "Improvement Assessment Percentage" means the percentage determined by dividing the most recent assessed value of the improvements for the Tax Parcel by the most recent assessed value of the land and the improvement for the Tax Parcel. "Tenant's Improvement Percentage" means            [Office Lease: 100%; Warehouse Lease: 100% for Tax Parcel 123301-001 and 30% for Tax Parcel 1231-00-049; Retail Lease: 100%]. [NOTE: THE FOLLOWING PROVISIONS WILL BE INCLUDED IN THE WAREHOUSE LEASE: Landlord and Tenant agree that if Landlord razes any of the improvements located on a Tax Parcel which are not leased by Tenant hereunder, Landlord and Tenant shall appropriately adjust Tenant's Improvement Percentage.]

          (d)   Personal Property Taxes.

            (i)    Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

            (ii)   If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property at least ten (10) days prior to the delinquency date for such personal property taxes.

        Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property.

        Section 4.04. Insurance Policies.

          (a)   Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be ONE MILLION DOLLARS ($1,000,000.00) per occurrence. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross- liability endorsements or separation of insureds provisions; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. Tenant shall be liable for the payment of any deductible amount. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligations under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall (i) not be contributory; (ii) not provide primary insurance; and (iii) state that such policy is excess of any insurance available to Landlord as an additional insured.

          (b)   Property and Rental Income Insurance. During the Lease Term, Tenant shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. During the Lease Term, Tenant shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one (1) year's Base Rent, plus estimated Real Property Taxes, CAM Charges and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Fifty THOUSAND DOLLARS ($50,000.00). Tenant shall not do or permit anything to be done which invalidates any such insurance policies. Tenant shall be liable for payment of any deductible amount. Tenant shall maintain such policies set forth in this Section 4.04(b) provided Landlord and its lenders are named additional insureds under such policies. If Tenant shall fail to deliver certificates of insurance or certificates showing renewal, or if such policies are cancelled or modified as further set forth in Section 4.04(d)(ii), Landlord may obtain such insurance and have the right to bill Tenant directly for the costs of such policies.

          (c)   Payment of Premiums. Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) not later than the due date, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least ten (10) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy as an alternative to providing a policy of insurance. Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires, in lieu of providing copies of the policies of insurance.

          (d)   General Insurance Provisions.

            (i)    Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification (provided such modification results in changes not in conformity with the insurance requirements under this Lease) of such coverage.

            (ii)   If Tenant fails to deliver a certificate or certificate showing renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified (provided such modification results in changes not in conformity with the insurance requirements under this Lease) during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

            (iii)  Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-7 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. . If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

            (iv)  Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

            (v)   Tenant may bring its insurance obligation within the coverage of any so-called blanket policy or policies of insurance now or hereafter carried, by appropriate amendment, endorsement or otherwise, provided Landlord's and its lender's interests are as fully protected thereby as if Tenant obtained individual policies of insurance.

        Section 4.05. Late Charges. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amounts of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

        Section 4.06. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

        Section 4.07. Management Fees. Tenant shall reimburse Landlord monthly for management fees incurred by Landlord in connection with the Property up to a maximum amount of 1.5% of the gross rents payable hereunder.

        Section 4.08. Common Areas: Use, Maintenance and Costs.

        Common Areas. Tenant acknowledges and agrees that from time to time during the Lease Term, Landlord may relocate certain of the Common Areas to accommodate Landlord's redevelopment of the Project and that such relocation may include the demolition of certain roadways the construction of temporary roadways until new permanent roadways are completed. Any such relocation shall be at Landlord's sole cost and expense and Landlord shall use commercially reasonable efforts to prosecute any such relocation of the Common Areas in a manner which does not unreasonably interfere with Tenant's operation of its business at the Property. Landlord shall give Tenant not less than thirty (30) days prior notice of any relocation of the Common Areas. [NOTE: THE FOLLOWING PROVISION WILL NOT APPEAR IN EITHER THE RETAIL OR THE WAREHOUSE LEASES] Tenant further acknowledges and agrees that Landlord may relocate the Common Area roadway to the north of the Property and that as a result of such relocation that Landlord may reclaim a portion of the parking areas located on the Property. If Landlord proceeds with such relocation, Landlord shall provide Tenant with alternative parking areas on the Project which are equal to or larger than that of the parking areas reclaimed by Landlord.

        Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use commercially reasonable efforts to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Property, provided such acts do not materially interfere with Tenant's use or access to the Property. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas. Landlord shall enforce the rules and regulations in a non-discriminatory manner.

        Maintenance of Common Areas. Landlord shall maintain in good order, condition and repair the Common Areas and all water, sewer, gas and electrical lines and facilities owned by Landlord which are located on the Project and serve the Property (the "Utility Facilities"). Tenant shall pay Tenant's Share (herinafter defined) of all costs incurred by Landlord for the operation and maintenance of the Common Areas and the Utility Facilities (collectively, "CAM Charges"). CAM Charges include, but are not limited to, costs and expenses for the following: gardening and landscaping; snow removal; utilities, water and sewage charges; premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and the Utility Facilities; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed solely in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used solely in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning and similar items. Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in CAM Charges. "Tenant's Share" means 100%; provided, however, that if Landlord commences construction activities on the Project during the Lease Term, then from and after the commencement of such activities, Tenant's Share shall be reduced to             [Office Lease: 37%; Warehouse Lease: 37%; Retail Lease: 1%] only with respect to CAM Charges for the repair and maintenance of the roadways in the Common Areas; provided further, that if Landlord taps into the any of the Utility Facilities during the Lease Term, then from and after such tap, (a) Tenant's Share shall be appropriately reduced such that Landlord and Tenant shall each bear their proportionate share of the cost to repair and maintain the applicable Utility Facilities, which proportionate shares shall be determined based upon Landlord's and Tenant's relative consumption of each applicable utility service, and (b) Landlord shall pay the cost of all such utilities consumed by Landlord. [NOTE: IF PRIOR TO CLOSING (AS DEFINED IN THE CERTAIN PURCHASE AND SALE AGREEMENT BY AND BETWEEN LANDLORD AND TENANT) TENANT ELECTS TO MAINTAIN THE COMMON AREAS, LANDLORD AND TENANT SHALL APPROPRIATELY REVISE THIS SECTION 4.08 PRIOR TO THE CLOSING].

ARTICLE FIVE: USE OF PROPERTY.

        Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above. Without limitation, Landlord covenants that Tenant at all times will have unobstructed and adequate means of ingress and egress to and from the Property to adjacent public streets, as reasonably determined by Landlord and Tenant. If any action taken by Landlord interferes with Tenant's full use and enjoyment of the Property (including ingress, egress, utilities and services) and Tenant is unable to make reasonable use of the Property for a period of five (5) days as a result of Landlords actions, Tenant will be entitled to an abatement of rent from the first day of the interference until full use of the Property is returned to Tenant.

        Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

        Section 5.03. Hazardous Materials.

          (a)   As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including, without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons

          (b)   Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, released or disposed of in or about the Property, without the prior consent of Landlord, which Landlord shall not unreasonably withhold so long as Tenant demonstrates to Landlord's reasonable satisfaction that the Hazardous Material: (1) is necessary or useful to Tenant's business; (2) would be used, kept, stored, and disposed or in a manner that fully complies with all laws, rules, statutes, ordinances, orders, requirements, or policies of any governmental agency or authority applicable to any such Hazardous Material; and (3) would not increase the risk of environmental liability at the Property.

          (c)   Landlord consents to the following specific uses by Tenant of Hazardous Materials: None. [To be reviewed by Landlord upon receipt from Tenant of current uses]

          (d)   Tenant agrees that to the extent Tenant shall cause any Hazardous Material to be kept, used, or present in, on, or about the Property, Tenant shall ensure that the Hazardous Material is in full compliance with any and all statutes, rules, and regulations of applicable local, state, or federal governmental agency. Tenant shall immediately notify Landlord upon release of any Hazardous Material on, in or under the Property and shall commence a diligent clean-up of any release to Landlord's satisfaction and in accordance with any local, state or Federal regulations. Tenant shall indemnify Landlord against the effect and any release of any Hazardous Material.

        Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Property after the date of this Lease without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

        Section 5.05. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising after the Lease Commencement Date from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable and the term "Landlord" shall include Landlord's employees, agents, contractors and invitees, if applicable. Landlord shall indemnify Tenant against and hold Tenant harmless from any and all costs, claims or liability arising after the Lease Commencement Date from Landlord's gross negligence, willful or intentional misconduct or any breach or default in the performance of Landlord's obligations under this Lease. Landlord shall defend Tenant against any such cost, claim or liability at Landlord's expense with counsel chosen by Landlord.

        Section 5.06. Landlord's Access. Without disrupting Tenant's quiet enjoyment of the Property, Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord reasonably deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

        Section 5.07. Quiet Possession. Landlord covenants and warrants that Landlord has the lawful right and authority to make this lease. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease. Landlord warrants and will defend Tenant's quiet and peaceful enjoyment of the Property without let or hindrance and that such peaceful possession shall not be disturbed and interfered with by Landlord or any person claiming by, through or under Landlord or by enforcement of any title superior to that of Landlord.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

        Section 6.01. Utilities. Tenant acknowledges that Landlord intends to develop the Project of which the Property being the subject of this Lease is a part and that as a result of Landlord's intended development of the Project certain of the Utility Facilities may need to be relocated by Landlord. Landlord shall have the right to relocate such Utility Facilities within the Project at Landlord's cost provided that such relocation shall not materially interfere with Tenant's use of the Property. To the extent that any of the utilities need to be maintained, moved or relocated inside the Property during the Lease Term for Tenant's benefit, Tenant shall be responsible at its sole cost and expense to maintain, move and relocate such utilities. Notwithstanding anything in this Lease to the contrary, in the event Landlord's development activities at the Project result in the need to repair or maintain the Utility Facilities, the cost of such repair or maintenance shall be paid solely by Landlord.

        Section 6.02 Personal Property.

          (a)   Landlord shall own the building erected on the Property and Tenant shall provide either by ownership or by lease all furniture, trade fixtures, equipment and other personal property ("personalty") together with replacements from time to time added to the Property. Regardless of the method in which the personality is affixed to the Property it all shall be and remain personal property and may be removed by Tenant at the expiration or sooner termination of the Lease. Tenant shall, at its expense, repair any damage to the building caused by such removal.

          (b)   The personalty provided by Tenant may (initially or by way of refurbishment) be encumbered by mortgages, deeds of trusts or purchase money liens, and such encumbrances shall not constitute a violation of this Lease. Any equipment Lessor or third party who owns or holds a mortgage, deed of trust or purchase money lien shall have the right to remove the personalty covered thereby in the event of Tenant's default. Landlord agrees to subordinate Landlord's interest to such ownership, mortgages, deeds of trust or purchase money liens. Landlord agrees to evidence said consent by executing such form of consent as may be deemed necessary or required by such equipment lessor or the owner or holder of the encumbrance.

        Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto.

        Section 6.03. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.03 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

        Section 6.04. Landlord's Obligations. Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease due to the condition of the Property.

        Section 6.05. Tenant's Obligations.

          (a)   Tenant shall keep all portions of the Property (including, nonstructural, interior, exterior, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall regularly inspect and maintain the heating and air conditioning system serving the Property. If any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in a fully operative condition.

          (b)   Tenant shall fulfill all of Tenant's obligations under this Section 6.05, at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.05, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand, together with interest at the rate of ten percent (10%) per annum.

        Section 6.06. Alterations, Additions, and Improvements.

          (a)   Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) in cost per alteration, addition or improvement and which are not visible from the outside of the buildings of which the Property is a part, and provided Tenant provides Landlord with prior written notice. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.06(a) upon Landlord's written request and repair any damage caused by such removal. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

          (b)   Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

        Section 6.07. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent)

made by Tenant during the Lease Term prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment unless Landlord advises Tenant in writing that Landlord intends to raze the building upon the expiration of the Lease Term. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent; any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

        Section 7.01. Partial Damage to Property.

          (a)   Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Tenant from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, not sufficient to pay the entire cost of repair or if the cause of damage is not covered by the insurance policies under Paragraph 4.04(b), this Lease shall remain in effect and Tenant shall repair the damage as soon as reasonably possible. If Tenant fails to repair, all proceeds of insurance shall be payable to Landlord and Landlord may elect (but is not required) to repair the damage.

          (b)   If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds, however, all available insurance proceeds shall be paid by Tenant to Landlord. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

        Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Tenant receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect (but is not required) to rebuild the Property, but only if the insurance proceeds are in sufficient amounts, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. Whether or not this Lease terminates or Landlord elects to rebuild, Tenant shall pay to Landlord all available insurance proceeds.

        Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

        Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

        If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord may elect (but is not required) to repair any damage to the Property caused by the Condemnation, provided any available insurance proceeds are paid to Landlord by Tenant, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

        Section 9.01. Landlord's Consent Required. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent.

        Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

        Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee.

        Section 9.04. Offer to Terminate. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

        Section 9.05. Landlord's Consent.

          (a)   Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property:(ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease: and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

          (b)   If Tenant assigns or subleases, the following shall apply:

            (i)    Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment of sublease. Tenant is entitled to recover such cost and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

            (ii)   Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

        Section 9.06. No Merger. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

        Section 10.01. Covenants and Conditions. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

        Section 10.02. Defaults. Tenant shall be in material default under this Lease:

          (a)   If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

          (b)   If Tenant fails to pay rent or any other charge when due and such failure shall continue for a period of three (3) days after written notice from Landlord;

          (c)   If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease.

          (d)   (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. . If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

          (e)   If Tenant defaults under that certain lease with Landlord for the approximately 13,362 square foot retail building ("Retail Lease") on the Project or that certain lease with Landlord for the approximately 213,000 square foot warehouse building ("Warehouse Lease") on the Project. The Retail Lease and Warehouse Lease shall be collectively referred to as the "Other Leases". [NOTE: THIS SECTION WILL BE ADJUSTED APPROPRIATELY FOR EACH INDIVIDUAL LEASE]

        Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with notice and demand but without limiting Landlord in the exercise of any right or remedy which Landlord may have:

          (a)   Terminate Tenant's right to possession of the Property by any lawful means, and terminate this Lease in which event Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided;(iii) the worth at the time of the award of the amount by which the unpaid Base Rent, and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fee incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

          (b)   Terminate Tenant's right to possession of the property by any lawful means or maintain Tenant's right to possession and not terminate this lease, in which case this Lease shall continue in effect whether or not Tenant is in possession of the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

          (c)   Pursue any other remedy now or hereafter available to Landlord in equity or under the laws or judicial decisions of the state in which the Property is located.

        This lease shall not terminate in the event of a material default by Tenant unless Landlord expressly terminates it.

        Section 10.05. Damages. In the event of the termination of the lease, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

        Section 10.06. Cumulative Remedies. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN. PROTECTION OF LENDERS.

        Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

        Section 11.02. Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

        Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents reasonably necessary or appropriate to evidence any such attornment or subordination or agreement to do so within fifteen (15) days after written request.

        Section 11.04. Estoppel Certificates.

          (a)   Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may reasonably require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

          (b)   If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

        Section 11.05. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease. All financial statements required of Tenant under this Section 11.05 shall be consistent with what Tenant is otherwise required to provide to the Securities and Exchange Commission.

ARTICLE TWELVE: LEGAL COSTS

        Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this

Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

        Section 12.02. Landlord's Consent. Tenant shall pay Landlord's reasonable attorney's fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent, not to exceed One Thousand Five Hundred and 00/100 Dollars ($1,500.00).

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

        Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, of the Property or any portion thereof.

        Section 13.02. Landlord's Liability; Certain Duties.

          (a)   As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

          (b)   Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

          (c)   Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

        Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

        Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

        Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

        Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid, facsimile or by express overnight carrier, express cost prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

        Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

        Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

        Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

        Section 13.10. Corporate Authority; Partnership Authority; Limited Liability Company Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation.

        Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

        Section 13.12. Force Majeure. If Landlord and Tenant (except for Tenant's monetary obligations under this Lease which shall not be subject to force majeure) cannot perform any of their obligations due to events beyond their control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's and Tenant's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

        Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

        Section 13.14. Approvals. Whenever by this Lease consent or approval is required the party of whom the request is made shall promptly respond to the request and consent or approval shall in no case be unreasonably withheld.

ARTICLE FOURTEEN: COMPLIANCE

        The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

ARTICLE FIFTEEN: CONTINGENCY; OTHER LEASES

        Concurrent with the execution of this Lease, Landlord and Tenant are executing the Other Leases as defined in Section 10.02(e). This Lease shall be contingent upon the execution by Landlord and Tenant of the Other Leases. If the Other Leases, for any reason whatsoever, are not executed by Landlord and Tenant concurrent with the execution of this Lease, Landlord may elect to terminate this Lease in which event this Lease shall be null and void and neither party shall have any further rights and remedies hereunder or under the Other Leases.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

        Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

"LANDLORD"
Signed on _______, 2004 at ___________________	By:
Its:

"TENANT"
Signed on _______, 2004 at ___________________	SAMSONITE CORPORATION, a Delaware corporation
By:
Its:

Exhibit "A"
Legal Description

Exhibit "B"

Site Plan

[NOTE: INDIVIDUAL SITE PLANS WILL BE CREATED FOR EACH LEASE]

EXHIBIT D

Retained Parcel

[SITE PLAN]

EXHIBIT E

Due Diligence Materials

DUE DILIGENCE CHECKLIST—PANATTONI PURCHASE
(1/19/2005 1:06 PM)

Description			Party Responsible	Status
A current ALTA owner's extended coverage title commitment with legible copies of all underlying exceptions to title, to be paid by SAMSONITE;			Legal	Delivered 9/14/04

a)	All applicable licenses, permits, zoning, development and governmental approvals, and other entitlements relating to the Property:		Legal—to confirm with Steve Thompson
	i)	Stormwater Discharge permit		Delivered 11/4/04
	ii)	Alarm User permit		Delivered 11/4/04
	iii)	Letter stating that we are exempt from requiring an Air-Pollutant Emissions Permit		Delivered 11/4/04
	iv)	Cryogen Storage and Handling permit		Delivered 11/4/04
	v)	Flammable/Combustible Liquids Storage and Usage permit		Delivered 11/4/04
	vi)	Battery System permit		Delivered 11/4/04
	vii)	Hot Work Operations—including Welding and Cutting permit		Delivered 11/4/04
	viii)	Elevator inspection certificates for Assembly and Corporate		Delivered 11/4/04
	ix)	Boiler and Hot Water Heater permits for Assembly, Corporate, Main warehouse and Hardware		Delivered 11/4/04
	x)	CFC Registration permit for Chiller at Corporate		Delivered 11/4/04

c)	Any and all plans, specifications, drawings, as-builts, surveys and alike depicting structures, including without limitation buildings, utilities, on site and off site infrastructure;		Steve Thompson
	Overall drawings for the campus and each of the buildings including the Assembly Plant, Company Store, Warehouse, Hardware Plant, Power Plant and Corporate Building			Delivered 6/04
	Copy of Martin & Martin Drawing showing overlay of Panattoni building footprints for campus utilities dated December 22, 2004.			Delivered 1/05

d)	All of Samsonite's environmental, soils, traffic and other pre-development reports:		Legal

i)	Phase I dated March 2003	Delivered 6/04
ii)	Phase II dated May 6, 2003	Delivered 6/04
iii)	Final Phase I and II dated June 7, 2004	Delivered 6/04
iv)	Proposal to provide additional subsurface investigation activities prepared by Earth Tech, Inc. dated May 3, 2004	Delivered 6/04
v)	Proposal to remove underground storage tanks prepared by Rule Engineering, LLC, dated May 10, 2004	Delivered 6/04
vi)	Status report on underground water contamination prepared by Cory Benson, dated June 7, 2004	Delivered 6/04
vii)	Lead based paint inspection report from HWS Consulting Group, Inc. dated April 2, 2002	Delivered 6/04
viii)	Wall Surface Material reports from HWS Consulting Group, Inc. dated January 20, 2003 and February 10, 2003	Delivered 6/04
ix)	Campus Buildings Estimated Removal Costs prepared by Cory Benson	Delivered 6/04
x)	Asbestos Containing Materials report for Luggage Plant prepared by HWS Consulting Group, Inc. dated 12/31/01	Delivered 10/6/04
xi)	Asbestos Containing Materials report for Corporate Building prepared by HWS Consulting Group, Inc. dated 3/13/03	Delivered 10/6/04
xii)	Asbestos Containing Materials report for Hardware Building prepared by HWS Consulting Group, Inc. dated 3/24/03	Delivered 10/6/04
xiii)	No Further Action Letter dated 9/29/04 from the Division of Oil and Public Safety	Delivered 10/6/04
xiv)	Air Pollution Compliance Inspection from City and County of Denver dated 9/24/04	Delivered 10/8/04
xv)	Power Plant and Hardware Building Interior Wall Finish prepared by HWS Consulting Group, Inc. dated February 5, 2003	Delivered 10/2/704
xvi)	Response Action Close-Out Report for Asbestos Abatement at Assembly building prepared by HWS Consulting Group Inc. dated November 12, 2002	Delivered 10/27/04
xvii)
	Response Action Close-Out Report for Asbestos Abatement of Thermal System Insulation from the Mechanical Room and the Rail End at Assembly building prepared by HWS Consulting Group Inc. dated September 11, 2002	Delivered 10/27/04

xviii)	Response Action Close-Out Report for Asbestos Abatement of Pipe Fittings prepared by HWS Consulting Group Inc. dated November 8, 2002	Delivered 10/27/04
xix)	Inspection report 73-63/8042 for Corporate Headquarters dated February 19, 2003, prepared by HWS Consulting Group Inc.	Delivered 10/29/04
xx)	Inspection Report for Asbestos Containing Material at the Luggage Plant dated December 31, 2001, prepared by HWS Consulting Group Inc.	Delivered 10/29/04
xxi)	Response Action Close-out Report at the Hardware Building dated September 11, 2002, prepared by HWS Consulting Group Inc.	Delivered 10/29/04
xxii)	Wall Surfacing Material at Samsonite Corporation report dated February 10, 2003, prepared by HWS Consulting Group Inc.	Delivered 10/29/04
xxiii)	Asbestos Inspection Report at the Power Plant and Hardware Building dated February 5, 2003, prepared by HWS Consulting Group Inc.	Delivered 10/29/04
xxiv)	Report on the Inspection for Asbestos Containing Material for Samsonite Warehouse prepared by HWS dated January 6, 2005.	Delivered 10/29/04
xxv)	Report on the Inspection for Asbestos Containing Material for Samsonite Retail prepared by HWS dated January 6, 2005.	Delivered 1/05
xxvi)	Bid to Remove Asbestos from Colorado Environmental Services, Ltd dated January 3, 2005.	Delivered 1/05
xxvii)	Bid to Remove Asbestos from Hudspeth & Associates dated December 20, 2004.	Delivered 1/05
xxviii)	Environmental Abatement Costs Summary dated January 6, 2005
xxix)	Bid Items from Talon Environmental, Inc. dated January 3, 2005	Delivered 1/05
xxx)	Bid Items from Colorado Environmental Services, Ltd. dated January 12, 2005	Delivered 1/05
xxxi)	Bid Items from Hudspeth and Associates dated January 3, 2005	Delivered 1/05
xxxii)	List and locations of Fire and domestic Water Line Depths	Delivered 1/05
xxxiii)	Environmental Abatement Scope dated January 18, 2005	Delivered 1/05
xxxiv)	Quote from Bulbs.com dated December 22, 2004	Delivered 1/05

	xxxv)	Quote from Hudspeth & Associates concerning transit pipe dated December 20, 2004		Delivered 1/05
	xxxvi)	Roof evaluation from Cybercon Engineering, Inc. dated January 4, 2005.		Delivered 1/05
	xxxvii)	Environmental Abatement Costs Revised dated January 21, 2005		Delivered 1/05
	xxxviii)	Phase I (volumes I and II) of environmental assessment prepared by Earth Tech, Inc. dated February 1999.		Delivered 1/27/05
	xxxix)	HWS Technologies report dated January 20, 1989		Delivered 1/27/05
	xl)	James P. Walsh & Associates, Inc. reports dated September 25, 1989 and December 15, 1989.		Delivered 1/27/05

e)	The most recently available property tax bills and assessments of the Property;		Barb McEwen if update is needed	Delivered 6/04
	i)	Tax Certifications from Land Title		Delivered 11/17/04

f)	Any CC&Rs and design guidelines;		Legal	Delivered 6/04

g)	A schedule of all current or pending litigation with respect to the Property or any part thereof, if any, together with a brief description of each such proceeding		Kate Martinez
	i)	A copy of Booth v. Samsonite Corporation and a copy of the letter of Dismissal Without Prejudice		Delivered 10/11/04
	ii)	No other current pending litigation against the Property;

h)
Any other relevant documentation, such as tax abatement agreements, written communications from public entities and agencies, easement agreements, railroad agreements, drainage agreements, special improvement or metropolitan district agreements, ground leases and the like, if applicable;
	i)	Railroad Track Agreement with Union Pacific		Delivered 11/8/04
	ii)	Unexecuted Water Service Agreement for Samsonite Corporation Campus		Delivered 1/05

i)
	A list of any written material agreements affecting the Property to which SAMSONITE is a party or of which SAMSONITE has knowledge and all other material information of any kind whatsoever in the possession of SAMSONITE and pertaining to the ownership and operation of the Property;	Legal	None that cannot be cancelled within 30 days or that last more than a year or of a material dollar amount

j)	Panattoni will have the right, but not the obligation, to perform Phase I and Phase II environmental studies;	Panattoni

k)
	SAMSONITE will provide to Panattoni an ALTA/ACSM Urban Survey of the Property prepared by a professional duly licensed land surveyor, which survey will be certified to a date not more than sixty (60) days prior to closing and reflecting all physical conditions affecting the Property sufficient for deletion of the survey exceptions from the required title insurance policy and otherwise acceptable to Panattoni;	Legal	Ordered 10/27/04 Reordered 1/19/05 showing remediation parcel

l)	Any other information, written or otherwise, that may be pertinent to the condition or use of the Property:	Legal
	(i) Roof Evaluation of Assembly Plant prepared by CyberCon Engineering dated November 6, 2003		Delivered 11/4/04
	(ii) Roof Evaluation of Hardware Building prepared by CyberCon Engineering dated November 6, 2003		Delivered 11/4/04

EXHIBIT F

Seller's Transmittal Letter of Due Diligence
Materials Bearing Evidence of Receipt by Purchaser

INTENTIONALLY OMITTED

EXHIBIT G

Form of Special Warranty Deed

SPECIAL WARRANTY DEED

        THIS DEED, made this        day                  of 2005, between Samsonite Corporation, a Delaware Corporation, of the City and County of Denver and State of Colorado, grantor and                             whose legal address is 9785 Maroon Circle, Suite G-104, Englewood, Colorado 80112 of the County of Arapahoe and State of Colorado, grantee:

        WITNESS, that the grantor, for and in consideration of the sum of

DOLLARS,

the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain. sell, convey and confirm unto the grantee, its assigns forever, all the real property, together with improvements, if any, situated, lying and being in the City and County of Denver and State of Colorado, described on Exhibit A attached hereto and incorporated herein by reference.

        TOGETHER with all and singular the hereditarnents and appurtenances thereunto belonging, or in anywise appertaining, the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of the grantor, either in law or equity, of, in and to the above bargained premises, with the hereditaments and appurtenances;

        TO HAVE AND TO HOLD the said premises above bargained and described, with the appurtenances, unto the grantee, and its assigns forever. The grantor for itself, its successors and assigns, does covenant and agree that it shall and will WARRANT AND FOREVER DEFEND the above bargained premises in the quiet and peaceable possession of the grantee, its assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under the grantor,

        IN WITNESS WHEREOF, the grantor has executed this deed on the date set forth above,

Samsonite Corporation

By:

Title:

STATE OF COLORADO	)
	)	ss.
City and County of Denver	)

        The foregoing instrument was acknowledged before me this            day of            , 2005

by ____________________________.
Witness my haul and official seal.
Notary Public
My commission expires:

[This legal description will be revised for closing to reflect the retained parcel.]

LEGAL DESCRIPTION

LOT 1. BLOCK 1, MONTBELLO NO. 1 CITY AND COUNTY OF DENVER, STATE OF COLORADO, ALSO DESCRIBED AS:

PARCEL 1:

A PORTION OF LOT 1, BLOCK 1, MONTBELLO NO. 1 IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 00 DECREES 00 MINUTES 00 SECONDS EAST ALONG THE EAST LINE OF SAID LOT 1, (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 1883.07 FEET TO THE NORTHEAST CORNER OF PARCEL 1, SAID POINT BEING THE TRUE POINT OF BEGINNING;
THENCE CONTINUING SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 815.16 FEET TO THE SOUTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 83 DEGREES 20 MINUTES 07 SECONDS WEST ALONG THE SOUTHERLY LINE OF SAID LOT 1 A DISTANCE OF 84.61 FEET;
THENCE NORTH 83 DEGREES 29 MINUTES 00 SECONDS WEST ALONG SAID SOUTHERLY LINE A DISTANCE OF 781.63 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 703.91 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 711.15 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 25.00 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 150.00 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

A PORTION OF LOT 1, BLOCK 1, MONTBELLO NO. 1, IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID LOT 1:
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE EAST LINE OF SAID LOT 1, (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 1883.07 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 150.00 FEET;
THENCE SOUTH 00 DECREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 25.00 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 711.15 FEET;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 703.91 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID LOT 1;
THENCE NORTH 83 DEGREES 29 MINUTES 00 SECONDS WEST ALONG SAID SOUTHERLY LINE A DISTANCE OF 203.31 FEET;
THENCE NORTH 00 DECREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 1317.74 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 91.50 FEET TO A POINT OF CURVATURE;

LEGAL DESCRIPTION

THENCE ALONG SAID CURVE TO THE LEFT HAVING A RADIUS OF 72.50 FEET, TROUGH A CENTRAL ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS. AN ARC DISTANCE OF 113.88 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 916.16 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 228.55 FEET;
THENCE NORTH 38 DEGREES 42 MINUTES 29 SECONDS EAST A DISTANCE OF 78.12 FEET;
THENCE NORTH 25 DEGREES 01 MINUTES 31 SECONDS EAST A DISTANCE OF 130.19 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 51 SECONDS EAST A DISTANCE OF 103.57 FEET TO A POINT ON THE NORTH LINE OF SAID LOT 1;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST ALONG SAID NORTH LINE A DISTANCE OF 566.64 FEET TO THE POINT OF BEGINNING.

PARCEL 3:

A PORTION OF LOT 1, BLOCK 1. MONTBELLO NO. 1, IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG THE NORTH LINE OF SAID LOT 1. (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 566.64 FEET TO THE NORTHEAST CORNER OF PARCEL 3, SAID POINT BEING THE TRUE POINT OF BEGINNING;
THENCE SOUTH 00 DEGREES 00 MINUTES 51 SECONDS WEST A DISTANCE OF 103.57 FEET;
THENCE SOUTH 25 DEGREES 01 MINUTES 31 SECONDS WEST A DISTANCE OF 130.19 FEET;
THENCE SOUTH 38 DEGREES 42 MINUTES 29 SECONDS WEST A DISTANCE OF 78.12 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 228.55 FEET;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 282.50 FEET TO A POINT ON THE NORTH LINE OF SAID LOT 1;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST ALONG SAID NORTH LINE A DISTANCE OF 332.50 FEET TO THE POINT OF BEGINNING.

PARCEL 4:

A PORTION OF LOT 1, BLOCK 1 MONTBELLO NO. 1, IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG THE NORTH LINE OF SAID LOT 1, (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 899.14 FEET TO THE NORTHEAST CORNER OF PARCEL 4. SAID POINT BEING THE TRUE POINT OF BEGINNING;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 1198.66 FEET TO A POINT OF CURVE;

LEGAL DESCRIPTION

THENCE ALONG SAID CURVE TO THE RIGHT HAVING A RADIUS OF 72.50 FEET, THROUGH A CENTRAL ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS, AN ARC DISTANCE OF 113.88 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 694.20 FEET TO A POINT ON THE WEST LINE OF SAID LOT 1;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID WEST LINE A DISTANCE OF 1271.16 FEET TO THE NORTHWEST CORNER OF SAID LOT 1;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST ALONG THE NORTH LINE OF SAID LOT 1 A DISTANCE OF 766.70 FEET TO THE POINT OF BEGINNING.

PARCEL 5:

A PORTION OF LOT 1, BLOCK 1, MONTBELLO NO. 1, IN THE CITY AND COUNTY OF DENVER STATE OF COLORADO, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG THE NORTH LINE OF SAID LOT 1, (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 899.14 FEET;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 1198.66 FEET TO A POINT OF CURVE;
THENCE ALONG SAID CURVE TO THE RIGHT HAVING A RADIUS OF 72.50 FEET. THROUGH A CENTRAL ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS, AN ARC DISTANCE OF 113.88 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 91.50 FEET TO THE NORTHEAST CORNER OF PARCEL 5, SAID POINT BEING THE TRUE POINT OF BEGINNING;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 443.50 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 575.70 FEET:
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 443.50 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 575.70 FEET TO THE POINT OF BEGINNING.

PARCEL 6:

A PORTION OF LOT 1, BLOCK 1, MONTBELLO NO. 1, IN THE CITY AND COUNTY OF DENVER, STATE OF COLORADO, DESCRIBED AS FOLLOWS;

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 1;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST ALONG THE NORTH LINE OF SAID LOT 1 (WITH ALL BEARINGS HEREIN RELATIVE THERETO) A DISTANCE OF 899.14 FEET;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 1198.66 FEET TO A POINT OF CURVE;
THENCE ALONG SAID CURVE TO THE RIGHT HAVING A RADIUS OF 72.50 FEET, THROUGH A CENTRAL ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS, AN ARC DISTANCE OF 113.88 FEET;
THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST A DISTANCE OF 91.50 FEET;

LEGAL DESCRIPTION

THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST OF A DISTANCE OF 443.50 FEET TO THE NORTHEAST CORNER OF PARCEL 6, SAID POINT BEING THE TRUE POINT OF BEGINNING;
THENCE CONTINUING SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 874.24 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID LOT 1;
THENCE NORTH 83 DEGREES 29 MINUTES 00 SECONDS WEST ALONG SAID SOUTHERLY LINE A DISTANCE OF 606.62 FEET TO THE SOUTHWEST CORNER OF SAID LOT 1;
THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS WEST ALONG THE WEST LINE OF SAID LOT 1, A DISTANCE OF 1248.89 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 27.00 FEET;
THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 443.50 FEET;
THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST A DISTANCE OF 575.70 FEET TO THE POINT OF BEGINNING.

Together with all rights and benefits granted under that certain Declaration of Restrictions and Easements Affecting the Premises dated July 28, 2003 and recorded July 30, 2003 in the Clerk and Recorder's Office for the City and County of Denver at Reception No 2003155337.

EXHIBIT H

FIRPTA

FIRPTA

        Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee (hereinafter defined) that withholding of tax is not required upon the disposition of a United States real property interest by SAMSONITE CORPORATION, a Delaware corporation (the "Transferor") to PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company (the "Transferee"), the undersigned, being first duly sworn upon oath, does hereby depose and say, and does hereby certify the following on behalf of the Transferor:

  1.
  The undersigned are the individuals and trustees of the Transferor and are familiar with the business of the Transferor;

  2.
  The Transferor is not a foreign person; that is, the Transferor is not a nonresident alien, a foreign corporation, foreign partnership, foreign trust or foreign estate (as all such terms are defined in the Internal Revenue Code of 1986, as amended, and United States Treasury Department Income Tax Regulations in effect as of the date hereof);

  3.
  The Transferor is a corporation, validly existing and in good standing under the laws of the State of Delaware;

  4.
  The Transferor's United States identification number is: [                        ];

  5.
  The Transferor's office address and principal place of business is:
                                                                                                                       ,

  6.
  This certificate and affidavit is made to induce the Transferee to consummate the transactions contemplated by the Transferor and Transferee.

        The Transferor understands that this affidavit and certification my be disclosed to the United States Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        This affidavit and certificate may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

        Under penalties of perjury, the undersigned declares that she has examined this affidavit and certificate, and to the best of the undersigned's knowledge and belief, it is true, correct and complete. The undersigned further declares that he/she has authority to sign this affidavit and certificate on behalf of the Transferor.

SIGNATURE PAGE

        This affidavit and certificate is executed and delivered as of the            day of            , 2005.

Transferor:

SAMSONITE CORPORATION,
a Delaware corporation

By:	Richard H. Wiley Chief Financial Officer

Transferee:
PANATTONI DEVELOPMENT COMPANY, LLC a California limited liability company
By:	David Hagan, Partner

EXHIBIT I

Option to Purchase Real Estate

OPTION TO PURCHASE REAL ESTATE

        This agreement ("Option") is made the    day of            , 2005 ("Execution Date"), by and between PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company ("Optionee"), and SAMSONITE CORPORATION, a Delaware corporation ("Optionor").

RECITALS

        WHEREAS, Optionor is the owner of the property described in the attached Exhibit "A" and the Agreement for Purchase and Sale of Real Estate ("Agreement"), dated January 14, 2005, between Optionor and Optionee.

        WHEREAS, Optionor desires to grant to Optionee the right to purchase the Retained Parcel (as such parcel is described in the Agreement) for the amount of Ten Dollars ($10.00), on the terms and conditions described in Section 12.2 of the Agreement as of the Initial Closing Date, as defined in the Agreement.

        NOW THEREFORE, for valuable consideration, the mutual covenants and promises of the Optionee and Optionor contained herein and in the Agreement and the receipt of other good and valuable consideration, the receipt of which is hereby acknowledged, Optionor and Optionee hereby agree that the Option may be exercised and shall be controlled by the following provisions:

        1.     Option Term. This Option may be exercised at any time commencing on the date of the Initial Closing, as defined in the Agreement, until ninety (90) days after Optionee obtains the No Further Action Letter as provided in Article 5.3 of the Agreement ("Option Term").

        2.     Method of Exercise. This Option shall be exercised within the Option Term by delivery of a written notice of exercise ("Option Notice") by Optionee to Optionor at the address and in accordance with the notice provisions of the Agreement.

        3.     Purchase Price. Optionee shall pay Optionor the purchase price of Ten Dollars ($10.00) ("Purchase Price"). Escrow shall close as provided for in the Agreement.

        4.     Assignability of the Option. This Option is assignable by Optionee to an Affiliate or a successor in interest in accordance with a tax deferred exchange under Section 1031 of the Internal Revenue Code, 1986, as amended, provided the assignee assumes all obligations under this Option. "Affiliate" shall mean any individual, corporation, limited liability company, association, partnership, trust or other legal entity that, directly or indirectly, controls or is controlled by or is under common control with Optionee.

        5.     Recording. Optionor or Optionee shall have the right to record a short form of this Option setting forth the legal description of the Retained Parcel, the identity of the parties, the term of the Option and a general reference to the Agreement of Purchase and Sale, in the form attached hereto as Exhibit "B". No other information, unless required by law, shall be included in the recorded document. Seller and Buyer agree to cooperate in the execution and recording thereof.

[Remainder of Page Intentionally Left Blank]

SIGNATURE PAGE

        The parties have executed this Option as of the date first written above.

OPTIONEE:

PANATTONI DEVELOPMENT COMPANY, LLC,
a California limited liability company

By:	David Hagan, Partner

OPTIONOR:
SAMSONITE CORPORATION, a Delaware corporation
By:	Richard H. Wiley, Chief Financial Officer

EXHIBIT "A"
to Option To Purchase Real Estate

Legal Description of Retained Parcel

EXHIBIT "B"
to Option To Purchase Real Estate

Memorandum of Option to Purchase Real Estate

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Peter von Elten
Panattoni Law Firm
8413 Jackson Road, Suite C
Sacramento, CA 95826

(Space Above For Recorder's Use)

MEMORANDUM OF OPTION TO PURCHASE REAL ESTATE

        THIS MEMORANDUM OF OPTION TO PURCHASE REAL ESTATE ("Memorandum") is made and entered into as of              , 2005 by and between PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company, as "Optionee" and SAMSONITE CORPORATION, a Delaware corporation, as "Optionor".

R E C I T A L S

        A.    Optionor is the owner of the real property located in Denver, Colorado, consisting of approximately eleven (11) acres of land (the "Property"), more particularly described on Exhibit "A" attached hereto.

        B.    Optionor and Optionee have entered into that certain Agreement for Purchase and Sale of Real Estate dated January 14, 2005, and Option to Purchase Real Estate dated              , 2005, pursuant to which Optionor i granted to Optionee the exclusive right to purchase the Property, all as more particularly described in the Agreement for Purchase and Sale of Real Estate.

        C.    Seller and Purchaser desire to record this Memorandum to provide constructive notice of the Option to Purchase Real Estate and rights granted thereunder.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionor and Optionee hereby agree as follows:

        1.     Incorporation of Option to Purchase Real Estate by Reference. Upon, and subject to, the terms and conditions of the Option to Purchase Real Estate, Optionor granted to Optionee and Optionee accepted the rights and option to purchase the Property.

        2.     Recordation. This Memorandum is to be recorded in the Official Records of the City and County of Denver, Colorado to provide constructive notice of the Option to Purchase Real Estate.

        3.     Termination. Upon the termination of the Option to Purchase Real Estate in accordance with its terms, this Memorandum shall automatically terminate and be of no further force or effect.

        IN WITNESS WHEREOF, the Seller and Purchaser have executed this Memorandum on the day and year first above written.

OPTIONEE:
PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company
By:	David Hagan, Partner
OPTIONOR:
SAMSONITE CORPORATION, a Delaware corporation
By:	Richard H. Wiley, Chief Financial Officer

STATE OF	)
) ss
COUNTRY OF	)

        On                        , 2005, before me,                                         , a Notary Public in and for said state, personally appeared                                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

(SEAL)

STATE OF	)
) ss
COUNTRY OF	)

        On                        , 2005, before me,                                         , a Notary Public in and for said state, personally appeared                                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

(SEAL)

EXHIBIT A

Legal Description of Property

EXHIBIT J

Memorandum of Option to Purchase Real Estate

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Peter von Elten Panattoni Law Firm 8413 Jackson Road, Suite C Sacramento, CA 95826

(Space Above For Recorder's Use)

MEMORANDUM OF OPTION TO PURCHASE REAL ESTATE

        THIS MEMORANDUM OF OPTION TO PURCHASE REAL ESTATE ("Memorandum") is made and entered into as of                            , 2005 by and between PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company, as "Optionee" and SAMSONITE CORPORATION, a Delaware corporation, as "Optionor".

R E C I T A L S

        A.    Optionor is the owner of the real property located in Denver, Colorado, consisting of approximately eleven (11) acres of land (the "Property"), more particularly described on Exhibit "A" attached hereto.

        B.    Optionor and Optionee have entered into that certain Agreement for Purchase and Sale of Real Estate dated January 14, 2005, and Option to Purchase Real Estate dated                        , 2005, pursuant to which Optionor i granted to Optionee the exclusive right to purchase the Property, all as more particularly described in the Agreement for Purchase and Sale of Real Estate.

        C.    Seller and Purchaser desire to record this Memorandum to provide constructive notice of the Option to Purchase Real Estate and rights granted thereunder.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionor and Optionee hereby agree as follows:

        4.     Incorporation of Option to Purchase Real Estate by Reference. Upon, and subject to, the terms and conditions of the Option to Purchase Real Estate, Optionor granted to Optionee and Optionee accepted the rights and option to purchase the Property.

        5.     Recordation. This Memorandum is to be recorded in the Official Records of the City and County of Denver, Colorado to provide constructive notice of the Option to Purchase Real Estate.

        6.     Termination. Upon the termination of the Option to Purchase Real Estate in accordance with its terms, this Memorandum shall automatically terminate and be of no further force or effect.

        IN WITNESS WHEREOF, the Seller and Purchaser have executed this Memorandum on the day and year first above written.

OPTIONEE:
PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company
By:	David Hagan, Partner
OPTIONOR:
SAMSONITE CORPORATION, a Delaware corporation
By:	Richard H. Wiley, Chief Financial Officer

STATE OF	)
) ss
COUNTRY OF	)

        On                        , 2005, before me,                                         , a Notary Public in and for said state, personally appeared                                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

(SEAL)

STATE OF	)
) ss
COUNTRY OF	)

        On                        , 2005, before me,                                         , a Notary Public in and for said state, personally appeared                                        , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

(SEAL)

EXHIBIT A

Legal Description of Property

EXHIBIT K
Ground Lease

GROUND LEASE

RECITALS

        A.    Lessor, Samsonite Corporation, a Delaware corporation, is the owner of that certain real property located in Denver, Colorado more particularly described in Exhibit "A" attached hereto and incorporated herein ("Property"). Lessee, Panattoni Development Company, LLC, a California limited liability company, or assignee, shall be the Lessee of the Property.

        B.    Lessor intends to Lease the Property to Lessee to permit Lessee to construct and own buildings and other structures and improvements on the Property at its sole cost, expense and risk ("Improvements").

BASIC TERMS

    This Section 1 contains the Basic Terms of this Ground Lease ("Lease") between the Lessor and Lessee named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

  Date of Lease:

  1.1
  Lessor (Include legal entity): SAMSONITE CORPORATION, a Delaware corporation ("Lessor")

      Address of Lessor:

  1.2
  Lessee (include legal entity): PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company ("Lessee")

      Address of Lessee: 9785 Maroon Circle, Suite G104, Englewood, CO 80112

  1.3
  Property: (include street address, approximate square footage and description) Lessor's undivided interest in that certain real property located in Denver, Colorado, described on Exhibit "A".

  1.4
  Lease Term: Forty (40) years Zero (0) months beginning on See Section 2.2 or such other date as is specified in this Lease, and ending on See Section 2.2("Lease Term").

  1.5
  Permitted Uses: (See Section 5) Any lawful use.

  1.6
  INTENTIONALLY OMITTED.

  1.7
  Brokers: (If none, so state)

      Lessor's Broker: None

      Lessee's Broker: None

  1.8
  Commission Payable to Lessor's Broker: $        Not applicable.

  1.9
  Initial Security Deposit: $        None

  1.10
  Vehicle Parking Spaces Allocated to Lessee: All available parking.

  1.11
  Rent and Other Charges Payable by Lessee:
  1.11.1
  BASE RENT: For the period as set forth in Section 1.5 above, the monthly base rent shall be One Dollar ($1.00) per annum.

    1.11.2
    OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.2); (ii) Utilities (See Section 4.3); (iii) Insurance Premiums (See Section 4.4); and (iv) Maintenance, Repairs and Alterations (See Section 6).

    1.12
    Riders: The following Riders are attached to and made a part of this Lease: (If none, so state) Exhibit "A"—Legal Description

2 LEASE TERM

  2.1
  Lease of Property For Lease Term. Lessor leases the Property to Lessee and Lessee leases the Property from Lessor for the Lease Term. The Lease Term is for the period stated in Section 1.5 above and shall begin and end on the dates specified in Section 2.2, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 2.2 unless advanced or delayed under any other provision of this Lease.

  2.2
  Lease Term. This Lease shall commence on                        . This Lease shall expire, if not canceled, extended, or terminated earlier in accordance with its provisions, forty (40) years after the Commencement Date.

  2.3
  Holding Over. Lessee shall vacate the Property upon the expiration or earlier termination of this Lease. Lessee shall reimburse Lessor for and indemnify Lessor against all damages which Lessor incurs from Lessee's delay in vacating the Property. If Lessee does not vacate the Property upon the expiration or earlier termination of the Lease and Lessor thereafter accepts rent from Lessee, Lessee's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy.

3 RENT

  3.1
  Time and Manner of Payment. Subject to the provisions of this Lease, Lessee shall pay Lessor the Base Rent ("Rent"), in advance, without offset, deduction or prior demand on the first business day of each year in the Lease Term. The Rent shall be payable at Lessor's address or at such other place as Lessor may designate in writing.

4 OTHER CHARGES PAYABLE BY LESSEE

  4.1
  Additional Rent. All charges payable by Lessee other than Rent are called "Additional Rent." Unless this Lease provides otherwise, Lessee shall pay all Additional Rent monthly.

  4.2
  Property Taxes.
  4.2.1
  Real Property Taxes. Lessee shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any Lessee improvements installed for the benefit of Lessee) during the Lease Term. Such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10) day period, Lessee shall furnish Lessor with satisfactory evidence that the real property taxes have been paid. If Lessee fails to pay the real property taxes when due, Lessor may pay the taxes and Lessee shall reimburse Lessor for the amount of such tax payment as Additional Rent.

  4.2.2
  Definition of "Real Property Tax." "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Lessor's right to receive, or the receipt of, rent or income from the Property or against Lessor's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Lessor's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Lessor's federal or state income, franchise, inheritance or estate taxes.

  4.2.3
  Personal Property Taxes.
  4.2.3.1
  Lessee shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Lessee. Lessee shall try to have personal property taxed separately from the Property.

  4.2.3.2
  If any of Lessee's personal property is taxed with the Property, Lessee shall pay Lessor the taxes for the personal property within fifteen (15) days after Lessee receives a written statement from Lessor for such personal property taxes.

  4.2.4
  Lessee's Right to Contest Taxes. Lessee may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Lessor shall join in the proceedings brought by Lessee. However, Lessee shall pay all costs of the proceedings, including any costs or fees incurred by Lessor. Upon the final determination of any proceeding or contest, Lessee shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Lessee does not pay the real property taxes when due and contests such taxes, Lessee shall not be in default under this Lease for nonpayment of such taxes if Lessee deposits funds with Lessor or opens an interest bearing account reasonably acceptable to Lessor in the joint names of Lessor and Lessee. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Lessee's action is unsuccessful, less any applicable tax impounds previously paid by Lessee to Lessor. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a "tax sale" or similar enforcement proceeding.

  4.3
  Utilities. Lessee shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property.

  4.4
  Insurance Policies.

  4.4.1
  Liability Insurance. During the Lease Term, Lessee shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Lessee against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Lessee shall name Lessor as an additional insured under such policy. The initial amount of such insurance shall be Two Million and no/100 Dollars ($2,000,000.00) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Lessor's professional insurance advisers and other relevant factors. The liability insurance obtained by Lessee under this Section 4.4.1 shall (i) be primary and non contributing; and (ii) contain cross liability endorsements. The amount and coverage of such insurance shall not limit Lessee's liability nor relieve Lessee of any other obligation under this Lease. Lessor may also obtain comprehensive public liability insurance in an amount and with coverage determined by Lessor insuring Lessor against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Lessor shall not be contributory and shall not provide primary insurance.

    4.4.2
    Property Insurance. During the Lease Term, Lessee shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Lessee deems reasonably necessary, or which are required to be insured against by the holder of any deed of trust encumbering the Property. Lessee shall be liable for the payment of any deductible amount under Lessee's insurance policies maintained pursuant to this Section 4.4. Lessee shall not do or permit anything to be done which invalidates any such insurance policies. Lessor shall be named as an additional insured on all policies required under this Section 4.4.2 as its interests may appear.

    4.4.3
    Payment of Premiums. Lessee shall pay all premiums for the insurance policies described in Sections 4.4.1 and 4.4.2 (whether obtained by Lessor or Lessee) within fifteen (15) days after Lessee's receipt of a copy of the premium statement or other evidence of the amount due, except Lessor shall pay all premiums for nonprimary comprehensive public liability insurance which Lessor elects to obtain as provided in Section 4.4.1. If the Lease Term expires before the expiration of an insurance policy maintained by Lessor, Lessee shall be liable for Lessee's prorated share of the insurance premiums. Before the Commencement Date, Lessee shall deliver to Lessor a copy of any policy of insurance which Lessee is required to maintain under this Section. At least thirty (30) days prior to the expiration of any such policy, Lessee shall deliver to Lessor a renewal of such policy. As an alternative to providing a policy of insurance, Lessee shall have the right to provide Lessor a certificate of insurance, together with the additional insured endorsements required hereunder, executed by an authorized officer of the insurance company, showing that the insurance which Lessee is required to maintain under this Section is in full force and effect and containing such other information which Lessor reasonably requires.

  4.4.4
  General Insurance Provisions.
  4.4.4.1
  Any insurance which Lessee is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Lessor not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

  4.4.4.2
  If Lessee fails to deliver any policy, certificate or renewal to Lessor required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Lessor's consent, Lessor may obtain such insurance (but shall have no duty to do so), in which case Lessee shall reimburse Lessor for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

  4.4.4.3
  Lessee shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A12 or better, as set forth in the most current issue of "Best Key Rating Guide". Lessor and Lessee acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.4 may not be available in the future. If at any time during the Lease Term, Lessee is unable to maintain the insurance required under the Lease, Lessee shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Lessee's type of business, as that coverage may change from time to time. Lessor makes no representation as to the adequacy of such insurance to protect Lessor's or Lessee's interests. Therefore, Lessee shall obtain any such additional property or liability insurance which Lessee deems necessary to protect Lessor and Lessee.

    4.4.4.4
    Unless prohibited under any applicable insurance policies maintained, Lessor and Lessee each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Lessor and Lessee shall give notice to the insurance carriers of this mutual waiver of subrogation.

5 USE OF PROPERTY

  5.1
  Use of Premises. At Lessee's sole cost and expense and at Lessee's sole discretion, Lessee shall have the right, subject to limitations in Section 5.2, to construct improvements on the Property. Lessee shall have the right to not only construct improvements, but to develop and use the Property in any lawful manner. Lessee shall have the right to lease the Property to third-party Sublessees and accept rental payments from such Lessees. Lessee shall have the further right to manage the Property and take whatever action, in Lessee's judgment, it deems necessary and appropriate with regard to handling all business affairs arising under this Agreement. Lessee shall be deemed the owner of all improvements that it constructs. Lessor and Lessee acknowledge they are tenants-in-common and that it is the intention of the parties through this Ground Lease, in return for the rents and other consideration hereunder, Lessor relinquishes any and all rights based on their co-ownership of the property to share in the income of the Property.

  5.2
  Manner of Use. Lessee shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, or which constitutes a nuisance or waste. Lessee shall obtain and pay for all permits, including a Certificate of Occupancy, required for Lessee's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Lessee of the Property.

  5.3
  Hazardous Materials. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Lessee shall not knowingly violate any law or regulation of any federal, state or local governmental authority having jurisdiction over hazardous substances.

  5.4
  Quiet Possession. If Lessee pays the rent and complies with all other terms of this Lease, Lessee may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

  5.6
  Lessor's Encumbrances. Lessor shall not cause any lien or encumbrance, including without limitation, trust deeds, mortgages, securities agreements, pledges or hypothecations on Lessor's Ownership Interest, to burden the Property without the prior written consent of

    Lessee, which consent may be given or withheld at the sole and arbitrary discretion of the Lessee.

6 CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

  6.1
  Existing Conditions. Lessee accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Lessee has owned the Property and is familiar with all aspects thereof, including the present and past uses thereof and of surrounding properties. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation as to the condition of the Property or the suitability of the Property for Lessee's intended use. Lessee represents and warrants that Lessee has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Lessor or any Broker with respect thereto.

  6.2
  Exemption of Lessor from Liability. Lessor shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; or (c) conditions arising in or about the Property, or from other sources or places. Lessor shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Lessee. The provisions of this Section shall not, however, exempt Lessor from liability for Lessor's gross negligence or misconduct.

  6.3
  Lessee's Obligations.
  6.3.1
  Except as provided in Section 7 (Damage or Destruction) and Section 8 (Condemnation), Lessee shall keep all portions of the Property (including structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Lessee is obligated to repair cannot be fully repaired or restored, Lessee shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term. If any part of the Property is damaged by any act or omission of Lessee, Lessee shall pay the cost of repairing or replacing such damaged property. It is the intention of Lessor and Lessee that at all times Lessee shall maintain the portions of the Property which Lessee is obligated to maintain in an attractive, first class and fully operative condition.

  6.3.2
  Lessee shall fulfill all of Lessee's obligations under this Section 6.3 at Lessee's sole expense. If Lessee fails to maintain, repair or replace the Property as required by this Section 6.3, Lessor may, upon ten (10) days' prior notice to Lessee (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Lessee. In such case, Lessee shall reimburse Lessor for all costs incurred in performing such maintenance or repair immediately upon demand.

  6.4
  Alterations, Additions, and Improvements.
  6.4.1
  All alterations, additions, and improvements to the property shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations.

    6.4.2
    Lessee shall pay when due all claims for labor and material furnished to the Property. Lessee shall give Lessor at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Lessor's consent to such work is required. Lessor may elect to record and post notices of non-responsibility on the Property.

  6.5
  Condition upon Termination. Upon the termination of the Lease, Lessee shall surrender the Property to Lessor, broom clean and in the same condition as received except for ordinary wear and tear which Lessee was not otherwise obligated to remedy under any provision of this Lease. However, Lessee shall not be obligated to repair any damage which Lessor is required to repair under Section 7 (Damage or Destruction). All alterations, additions and improvements which Lessor has not required Lessee to remove shall become Lessor's property and shall be surrendered to Lessor upon the expiration or earlier termination of the Lease, except that Lessee may remove any of Lessee's machinery or equipment which can be removed without material damage to the Property. Lessee shall repair, at Lessee's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Lessee remove any of the following materials or equipment (which shall be deemed Lessor's property) without Lessor's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

7 DAMAGE OR DESTRUCTION

  7.1
  Partial Damage to Property.

  7.1.1
  Lessee shall notify Lessor in writing immediately upon the occurrence of any damage to the Property. Regardless of the cause or extent of the damage or destruction, or the amount of insurance available, this Lease shall remain in effect. Lessee shall have no obligation to rebuild or restore any improvements, unless required by any lender of Lessee's holding a deed of trust against the Property, in which event Lessee shall conduct such restoration as required by its lender. In connection with such restoration work, Lessor shall make available to Lessee any proceeds of the insurance which Lessee is obligated to carry by Section 4.4.2 of this Lease, in which Lessor may have an interest.

  7.1.2
  If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, Lessee may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. If Lessee elects to terminate this Lease, Lessee shall give written notification to Lessor of such election within thirty (30) days after Lessee's notice to Lessor of the occurrence of the damage.

  7.2
  Waiver. There shall be no abatement of cessation of rent or other sums due hereunder as a result of any damage or destruction of any improvements on the Property, and Lessee waives any right to the same. Lessee waives the protection of any statute, code or judicial decision which grants a Lessee the right to terminate a lease in the event of the substantial or total destruction of the leased property. Lessee agrees that the provisions of Section 7.1 above shall govern the rights and obligations of Lessor and Lessee in the event of any substantial or total destruction to the Property.

8 CONDEMNATION

        If all or any portion of the Property or any interest therein is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), the Condemnation award shall be distributed solely to Lessee.

9 ASSIGNMENT AND SUBLETTING

  9.1
  Lessor's Consent Not Required. Lessor acknowledges that Lessee shall have the right, without the prior consent of Lessor, to lease and sublease the Property to a tenant-in-possession, under the terms and conditions of a lease, negotiated and entered into solely by Lessee and tenant-in-possession. Lessee may sublease the Property, without Lessor's prior consent.

  9.2
  No Release of Lessee. No transfer permitted by this Section 9, whether with or without Lessor's consent, shall release Lessee or change Lessee's primary liability to pay the rent and to perform all other obligations of Lessee under this Lease. Lessor's acceptance of rent from any other person is not a waiver of any provision of this Section 9. Consent to one transfer is not a consent to any subsequent transfer. If Lessee's transferee defaults under this Lease, Lessor may proceed directly against Lessee without pursuing remedies against the transferee. Lessor may consent to subsequent assignments or modifications of this Lease by Lessee's transferee, without notifying Lessee or obtaining its consent. Such action shall not relieve Lessee's liability under this Lease.

  9.3
  Lessor Assignment. Subject to the requirements of any lender holding a security interest in the Property: Lessor may assign its interest in this Lease to a third party without Lessee's prior written consent, except that any such assignment shall be subject to this Lease.

10 DEFAULTS; REMEDIES

  10.1
  Covenants and Condition. Lessee's performance of each of Lessee's obligations under this Lease is a condition as well as a covenant. Lessee's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

  10.2
  Defaults. Lessee shall be in material default under this Lease:

  10.2.1
  If Lessee fails to pay rent or any other charge pursuant to Section 4 of this Lease within ten (10) days after written notice of delinquency, or fails to pay any other sum due under this Lease within ten (10) days of written demand notifying Lessee that such payment is due;

  10.2.2
  If Lessee fails to perform any of Lessee's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Lessor; provided that if more than thirty (30) days are required to complete such performance, Lessee shall not be in default if Lessee commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Lessor and is not in addition to any such requirement.

  10.3
  Lessor's Remedies. Notwithstanding anything to the contrary in this Lease, Lessor shall not exercise any remedy that would dispossess either the tenant-in-possession of the Property or Lessee without the prior written consent of the Lessee and in the event of Lessee's default, Lessor shall not pursue any remedy which would result in termination of this Lease unless such event of default has continued uncured for a period of ninety (90) days. If Lessee commits a default under any loan which is secured against the Property, and such default is not fully cured within the thirty (30) day period provided for in Section 10.2.2, above, Lessor shall have the right (but not the obligation) to cure such default (by payment of money or otherwise) as necessary to reinstate such loan, in order to protect Lessor's interest in the Property. All sums incurred by Lessor in connection with curing such loan default of Lessee (including attorneys' fees and other professional costs) shall be paid or reimbursed to Lessor upon Lessor's demand, as additional Rent under this Lease. Subject to the terms of this Section 10.3, Lessor shall be entitled to enforce all of Lessor's rights and remedies now or hereafter available in equity and at law for Lessee's default under this Lease provided that the subtenant is not dispossessed thereby, including without limitation, the remedies described in the Statutes of the State of Colorado to recover the Rent as it becomes due (lessor may continue the lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Lessor's remedies shall be cumulative and the exercise of any one or more shall not prevent it from exercising any other right or remedy for Lessee's default.

11 PROTECTION OF LENDERS

  11.1
  Subordination. Lessee's right to quiet possession of the Property during the Lease Term shall not be disturbed if Lessee pays the rent and performs all of Lessee's obligations under this Lease and is not otherwise in default. If any lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its lease, deed of trust or mortgage and gives written notice thereof to Lessee, this Lease shall be deemed prior to such lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said lease, deed of trust or mortgage or the date of recording thereof. Subject to the provisions of Section 5.6 above, Lessor and Lessee hereby agree to subordinate their respective rights under the Lease to any present or future lender and loan secured by the Property and further agree to execute documents required by the lender to evidence the subordination.

  11.2
  Estoppel Certificates. Upon either party's written request, the other party shall execute, acknowledge and deliver a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Rent and other charges and the time period covered by such payment; (iv) that the other party is not in default under this Lease (or, if claimed to be in default, stating why); and (v) such other representations or information the other party may reasonably request or which any prospective purchaser or encumbrances of the Property may reasonably require. The party shall deliver such statement within ten (10) days after request.

  11.3
  Bank Loan. Lessee shall have the right to borrow money with reference to the Property, including, without limitation, for the purpose of constructing improvements thereon, and secure such loan with the Property. Lessor shall not be entitled to any proceeds from any and all loans obtained by Lessee and secured by the Property. Lessor agrees to execute all necessary documents required by any lender for the purpose of allowing the Property to be subject to a first deed of trust (and only a first deed of trust) securing the loan to Lessee.. Lessor acknowledges and agrees that a lender will hold a Promissory Note, or Notes, secured by a Deed of Trust recorded against the Property and Lessor and Lessee agree to cooperate with all reasonable requests of the lending institution with reference to the loan and Property, including execution of documents requested by the lender.

12 LEGAL COSTS

  12.1
  Legal Proceedings. If Lessee or Lessor shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Lessee shall also indemnify Lessor against and hold Lessor harmless from all costs, expenses, demands and liability Lessor may incur if Lessor becomes or is made a party to any claim or action (a) instituted by Lessee against any third party, or by any third party against Lessee, or by or against any person holding any interest under or using the Property by license of or agreement with Lessee; (b) for foreclosure of any lien for labor or material furnished to or for Lessee or such other person; (c) otherwise arising out of or resulting from any act or transaction of Lessee or such other person; or (d) necessary to protect Lessor's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Lessee shall defend Lessor against any such claim or action at Lessee's expense with counsel reasonably acceptable to Lessor.

13 MISCELLANEOUS PROVISIONS

  13.1
  Lessor's Liability; Certain Duties.
  13.1.1
  As used in this Lease, the term "Lessor" means only the current owner or owners of the fee title to the Property which is the subject of this Lease at the time in question. Each Lessor is obligated to perform the obligations of Lessor under this Lease only during the time such Lessor owns such interest or title. Any Lessor who transfers its title or interest is relieved of all liability with respect to the obligations of Lessor under this Lease to be performed on or after the date of transfer. However, each Lessor shall deliver to its transferee all funds that Lessee previously paid if such funds have not yet been applied under the terms of this Lease.

    13.1.2
    Lessee shall give written notice of any failure by Lessor to perform any of its obligations under this Lease to Lessor and to any lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Lessee in writing. Lessor shall not be in default under this Lease unless Lessor (or such lessor, mortgagee or beneficiary) fails to cure such nonperformance within thirty (30) days after receipt of Lessee's notice. However, if such nonperformance reasonably requires more than thirty (30) days to cure, Lessor shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

  13.2
  Arbitration. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH OF THIS AGREEMENT SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

    WITHIN TEN (10) DAYS AFTER WRITTEN NOTICE BY EITHER PARTY TO THE OTHER REQUESTING ARBITRATION AND STATING THE BASIS OF THE PARTY'S CLAIM, ONE ARBITRATOR SHALL BE APPOINTED BY EACH PARTY. WRITTEN NOTICE OF APPOINTMENT SHALL BE GIVEN BY EACH PARTY TO THE OTHERS WHEN MADE. IF ANY PARTY NEGLECTS OR REFUSES TO APPOINT AN ARBITRATOR WITHIN TEN (10) DAYS AFTER RECEIPT OF SUCH REQUEST, SUCH PARTY SHALL LOSE THE RIGHT TO SUCH APPOINTMENT BUT SHALL STILL BE BOUND BY THE DECISION OF THE REMAINING ARBITRATOR(S). IF EITHER PARTY REQUESTS AN ODD NUMBER OF ARBITRATORS, THE ARBITRATORS SHALL CHOOSE ANOTHER ARBITRATOR UPON FIVE (5) DAYS NOTICE FROM THE PARTY REQUESTING THE ODD NUMBER OF ARBITRATORS. THE PARTY MAKING THE APPLICATION SHALL GIVE THE OTHER PARTIES THREE (3) DAYS NOTICE OF HIS OR HER APPLICATION FOR THE APPOINTMENT OF A THIRD ARBITRATOR.

    THE VENUE FOR ANY ARBITRATION PROCEEDINGS UNDER THIS AGREEMENT SHALL BE IN DENVER, COLORADO. JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED IN ANY COURT HAVING JURISDICTION OVER THE DISPUTE. THE COST OF THE ARBITRATION SHALL BE PAID BY THE LOSING PARTY.

    THE ARBITRATORS' AUTHORITY TO GRANT REMEDIES SHALL BE LIMITED TO THOSE REMEDIES THAT COULD BE GRANTED OR AWARDED BY A JUDGE OF THE DISTRICT COURT OF THE STATE IN WHICH THE PROPERTY IS LOCATED, APPLYING THE LAW OF THE STATE WHERE THE PROPERTY IS LOCATED TO THE CLAIMS ASSERTED. THE ARBITRATORS SHALL PREPARE AND PROVIDE TO THE PARTIES A WRITTEN DECISION ON ALL MATTERS SUBJECT TO THE ARBITRATION, INCLUDING FACTUAL FINDINGS AND THE REASONS THAT FORM THE BASIS OF THE ARBITRATORS' DECISION. THE ARBITRATORS SHALL NOT HAVE THE POWER TO COMMIT ERRORS OF LAW, AND THE AWARD OF THE ARBITRATORS SHALL BE VACATED OR CORRECTED FOR ANY SUCH ERROR OR ANY OTHER GROUNDS SPECIFIED IN THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED. THE AWARD OF THE ARBITRATORS SHALL BE MAILED TO THE PARTIES NO LATER

    THAN THIRTY (30) DAYS AFTER THE CLOSE OF THE ARBITRATION HEARING. THE ARBITRATION PROCEEDINGS SHALL BE REPORTED BY A CERTIFIED SHORTHAND COURT REPORTER. WRITTEN TRANSCRIPTS OF THE PROCEEDINGS SHALL BE PREPARED AND MADE AVAILABLE TO THE PARTIES. IN ANY ARBITRATION PROCEEDINGS, THE PARTIES SHALL HAVE THE RIGHT TO DISCOVERY IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED.

    THE PARTIES SHALL EACH HAVE THE RIGHT TO FILE WITH A COURT OF COMPETENT JURISDICTION AN APPLICATION FOR TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF, WRIT OF ATTACHMENT, WRIT OF POSSESSION, TEMPORARY PROTECTIVE ORDER, OR APPOINTMENT OF A RECEIVER IF THE ARBITRATION AWARD TO WHICH THE APPLICANT MAY BE ENTITLED MAY BE RENDERED INEFFECTUAL IN THE ABSENCE OF SUCH RELIEF OR IF THERE IS NO OTHER ADEQUATE REMEDY. THIS APPLICATION SHALL NOT WAIVE A PARTY'S ARBITRATION RIGHTS UNDER THIS AGREEMENT.

    NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS SECTION 13 DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY THE LAW OF THE STATE WHERE THE PROPERTY IS LOCATED AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THIS SECTION 13. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

    WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THIS SECTION 13 TO NEUTRAL ARBITRATION.

Lessor	Lessee
  13.3
  Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

  13.4
  Interpretation. The captions of the Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Lessee, the term "Lessee" shall include Lessee's agents, employees, contractors, invitees, successors or others using the Property with Lessee's expressed or implied permission.

  13.5
  Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

  13.6
  Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be sent by third party commercial courier service which provides evidence of delivery, or mailed by United States mail (postage prepaid), registered or certified, return receipt requested. Notices to Lessee shall be delivered to the address specified in Section 1.3 above. Notices to Lessor shall be delivered to the address specified in Section 1.2 above. Each notice shall be deemed delivered (1) on the date delivered if by courier delivery, (2) on the date delivered by U.S. Mail as evidenced by the return receipt, or (3) on the date acceptance of delivery is refused by the addressee. Provided notice is also sent by courier or U.S. Mail as aforesaid, it may also be delivered by facsimile, and delivery shall be deemed to have occurred on the date of transmission (unless the same is after 5:00 p.m. or on a non-business day, in which event delivery shall be on the next business day). By giving written notice hereunder to the other parties at least five (5) days' in advance, a party to this Agreement may from time to time and at any time during the term of this Agreement change its address for notices under this Agreement.

  13.7
  Waivers. All waivers must be in writing and signed by the waiving party. Lessor's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Lessor from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Lessee or in a letter accompanying a payment check shall be binding on Lessor. Lessor may, with or without notice to Lessee, negotiate such check without being bound to the conditions of such statement.

  13.8
  No Recordation. Lessee shall not record this Lease without prior written consent from Lessor. However, either Lessor or Lessee may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

  13.9
  Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Lessor or Lessee. However, Lessor shall have no obligation to Lessee's successor unless the rights or interests of Lessee's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

  13.10
  Corporate Authority; Partnership Authority. If Lessee is a corporation or limited liability company, each person signing this Lease on behalf of Lessee represents and warrants that he has full authority to do so and that this Lease binds the corporation or limited liability company. If requested by Lessor, within thirty (30) days after this Lease is signed, Lessee shall deliver to Lessor a certified copy of a resolution of Lessee's Board of Directors or Members authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Lessor. If Lessee is a partnership, each person or entity signing this Lease for Lessee represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Lessee shall give written notice to Lessor of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Lessee shall deliver to Lessor a copy of Lessee's recorded statement of partnership or certificate of limited partnership.

  13.11
  Joint and Several Liability. All parties signing this Lease as Lessee shall be jointly and severally liable for all obligations of Lessee.

  13.12
  Force Majeure. If Lessor cannot perform any of its obligations due to events beyond Lessor's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Lessor's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

  13.13
  Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Lessor's delivery of this Lease to Lessee shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

  13.14
  Survival. All representations and warranties of Lessor and Lessee shall survive the termination of this Lease.

  13.15
  Lease Termination. This Lease shall terminate as of (i) the date Lessee owns an undivided one hundred percent (100%) interest in the Property; or (ii) on the termination date.

  13.16
  Indemnification of Lessor. Except to the extent that any of the following are the result of Lessor's gross negligence or willful misconduct, to the fullest extent allowed by law, Lessee shall indemnify, defend and hold Lessor harmless from and against any and all liability, demands, claims, actions, proceedings, damages, fines, penalties, costs and expenses (including attorney's fees and costs of suit), from any cause whatsoever, which arise out of or are related to (i) any breach of this Lease by Lessee; (ii) Lessee's use and occupancy of the Premises; (iii) Lessee's acts or omissions with regard to any lease entered into by Lessee and a tenant in possession of all or any part of the Property; or (iv) the use and occupancy of all or any portion of the Property by a tenant in possession, and its/their respective agents, contractors and invitees.

  13.17
  Controlling Document. In the event that there is a conflict in the terms, conditions, rights, or obligations, including but not limited to Lessor's right to receive income, in any documents entered into by and between Lessor and Lessee, the terms, conditions, rights, and obligations of this Lease shall control.

  13.18
  Lease to be Absolute "Net" Lease. Except for the provisions of Section 1.11.3, this Lease is intended to be absolutely "net" to Lessor, so that Lessor shall enjoy all rental and other sums due hereunder without deduction, set-off or any other reduction, and that Lessor shall have no expense in connection with the Property which is not paid or reimbursed by Lessee.

SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LESSOR:
SAMSONITE CORPORATION, a Delaware corporation
By:	Richard H. Wiley Chief Financial Officer
Date:
LESSEE;
PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company
By:
David Hagan, Partner
Date:

EXHIBIT "A"
(to Ground Lease)

Legal Description

EXHIBIT L

Bill of Sale

        THIS BILL OF SALE is made as of the    day of                        , 200    , by and between SAMSONITE CORPORATION, a Delaware corporation ("Seller"), and PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company, or assignee ("Purchaser").

WITNESSETH:

        WHEREAS, Seller and Purchaser, entered into that certain Agreement of Purchase and Sale of Real Estate dated                        (the "Agreement"); and

        WHEREAS, pursuant to the Agreement, Seller has, of even date herewith, conveyed to Purchaser certain real property together with the improvements situated thereon, if any, located in the City of Denver, County of Denver, State of Colorado (collectively, the "Premises"), and being more particularly described in the Agreement; and

        WHEREAS, Seller desires to convey, transfer and assign by separate written instrument any and all of Seller's right, title and interest in and to all the fixtures, apparatus, equipment, machinery, appliances and other items of personal property as may be located at or in the Premises as of the date hereof, (all of such property being herein collectively referred to as the "Personalty").

        NOW, THEREFORE, in consideration of the sum of TEN and NO/100 DOLLARS ($10.00) in hand paid to Seller by Purchaser, the premises, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller, Seller hereby conveys, covenants and agrees as follows:

        1.     Seller hereby warrants to the Purchaser that it owns and has title to the Personalty free and clear of any and all security interests, liens, charges and encumbrances. Seller hereby conveys, transfers, assigns, sets over and grants, absolutely and unconditionally, to Assignee, any and all of Seller's right, title and interest in and to the Personalty to have and to hold the Personalty unto Purchaser, its successors and assigns, forever.

        2.     The Personalty is sold in an "As Is" condition and Seller makes no warranties, express or implied (other than the forgoing warranty of title), including, without limitation, implied warranties of merchantability or fitness for a particular purpose with respect to any items of the Personalty.

        3.     This Bill of Sale shall be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and assigns.

        4.     This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

SIGNATURE PAGE

        IN WITNESS WHEREOF, we have hereunto set our hands and seals as of this    day of                        , 200            .

PURCHASER:
PANATTONI DEVELOPMENT COMPANY, LLC, a California limited liability company
By:	David Hagan, Partner
Date:
SELLER:
SAMSONITE CORPORATION, a Delaware corporation
By:	Richard H. Wiley Chief Financial Officer
Date:

QuickLinks

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE
WITNESSETH
ARTICLE 1 DEFINITIONS
ARTICLE 2 AGREEMENT TO PURCHASE AND SELL
ARTICLE 3 LEASE
ARTICLE 4 RETAINED PARCEL
ARTICLE 5 REMEDIATION
ARTICLE 6 INDEMNIFICATION
ARTICLE 7 METRO DISTRICT
ARTICLE 8 PURCHASE PRICE
ARTICLE 9 REVIEW PERIOD
ARTICLE 10 TITLE INSURANCE AND SURVEYS
ARTICLE 11 REPRESENTATIONS AND WARRANTIES
ARTICLE 12 THE CLOSING
ARTICLE 13 DEFAULTS; REMEDIES
ARTICLE 14 OPERATION OF THE PROPERTY PRIOR TO CLOSING
ARTICLE 15 TELECOMMUNICATIONS BUILDING
ARTICLE 16 MISCELLANEOUS
SIGNATURE PAGE
EXHIBIT INDEX
EXHIBIT A Legal Description of Property and Retained Parcel
LEGAL DESCRIPTION
LEGAL DESCRIPTION
LEGAL DESCRIPTION
LEGAL DESCRIPTION
EXHIBIT B Property to be Leased Back— Site Plan
EXHIBIT C Form of Lease LEASE AGREEMENT (Single Tenant Facility)
Exhibit "A" Legal Description
Exhibit "B" Site Plan
EXHIBIT D Retained Parcel
EXHIBIT E Due Diligence Materials
DUE DILIGENCE CHECKLIST—PANATTONI PURCHASE (1/19/2005 1:06 PM)
EXHIBIT F Seller's Transmittal Letter of Due Diligence Materials Bearing Evidence of Receipt by Purchaser
INTENTIONALLY OMITTED
EXHIBIT G Form of Special Warranty Deed
SPECIAL WARRANTY DEED
LEGAL DESCRIPTION
LEGAL DESCRIPTION
LEGAL DESCRIPTION
LEGAL DESCRIPTION
EXHIBIT H FIRPTA
SIGNATURE PAGE
EXHIBIT I Option to Purchase Real Estate
OPTION TO PURCHASE REAL ESTATE
SIGNATURE PAGE
EXHIBIT "A" to Option To Purchase Real Estate
EXHIBIT "B" to Option To Purchase Real Estate
EXHIBIT A Legal Description of Property
EXHIBIT J Memorandum of Option to Purchase Real Estate
MEMORANDUM OF OPTION TO PURCHASE REAL ESTATE
EXHIBIT A Legal Description of Property
EXHIBIT K Ground Lease
GROUND LEASE RECITALS
SIGNATURE PAGE
EXHIBIT "A" (to Ground Lease)
Legal Description
EXHIBIT L Bill of Sale
WITNESSETH
SIGNATURE PAGE